                                                                     EXHIBIT 2.2

                     [LETTERHEAD OF ALLEN ALLEN & HEMSLEY]

18 September 1997

BY HAND

Australian Securities Commission
New South Wales Regional Office
Level 10
135 King Street
SYDNEY NSW 2000

Attention: Ms Kathy Cuneo/Mr Joo Ch'ng

Dear Madam/Sir

USFC ACQUISITION INC. - TAKEOVER SCHEME FOR ORDINARY SHARES IN MEMTEC LIMITED

We act for USFC Acquisition Inc. (USFC).

On behalf of USFC we enclose for registration a copy of the Part A Statement for the takeover scheme in respect of ordinary shares in Memtec Limited (ACN 002 490
208), and a copy of one of the proposed Offers to which the Part A Statement relates.

We also enclose the original appointment of Andrew Peter Hopkins Jones as agent to sign the Part A Statement on behalf of USFC, and a cheque for the prescribed fee of $1,730.

Please contact Peter Cameron on 9230 4962 or Andrew Finch on 9230 4033 if you have any queries.

Yours faithfully



encl

--------------------------------------------------------------------------------
                                  APPOINTMENT
--------------------------------------------------------------------------------




I, Richard James Heckman, a director of USFC Acquisition Inc. (Purchaser) appoint Andrew Peter Hopkins Jones of c/- U.S. Filter (Australia) Pty Limited of Unit 3/4 Skyline Place, Frenchs Forest, New South Wales as my agent to sign the Part A statement of Purchaser for the takeover scheme in respect of ordinary shares in Memtec Limited (ACN 002 490 208).



Dated 18 September 1997







/s/ RICHARD JAMES HECKMAN
-------------------------
Richard James Heckman

--------------------------------------------------------------------------------
A copy of this Part A statement was registered by the Australian Securities Commission (ASC) on 19 September 1997. The ASC takes no responsibility as to its contents.


                                PART A STATEMENT


                             STATEMENT BY PURCHASER
             PURSUANT TO PARTS 6.3 AND 6.12 OF THE CORPORATIONS LAW


1. PROPOSED TAKEOVER OFFERS

USFC Acquisition Inc. (PURCHASER), a Delaware corporation and wholly-owned subsidiary of U.S. Filter Corporation, a Delaware corporation (PARENT), proposes making takeover offers under a Takeover Scheme in respect of all of the fully paid ordinary shares (COMPANY SHARES) of A$2.50 each in the capital of Memtec Limited (ACN 002 490 208) (COMPANY), including:

 . American Depositary Shares representing Company Shares issued by the Bank of New York as depositary (COMPANY ADSs); and

 . those Company Shares issued during the term of the Offer pursuant to the exercise of any Company Options or otherwise.

Accompanying this Part A statement is a copy of one of the proposed Offers.

1.1  PARTICULARS OF THE PROPOSED OFFERS

   (a) The Offers will extend to all persons registered as holders of Company Shares and Company ADSs at 9:00 am Sydney time (which will be 7:00 pm New York City time the previous day) on the date of the Offers and to persons who become registered as holders of Company Shares and Company ADSs prior to the expiry of the Offer Period, including those who become registered as a result of the exercise of Company Options.

   (b) The consideration to be offered for each Company Share and each Company ADS is US$30 cash.

   (c) The Offers will also extend to Company Shares issued by Company during the Offer Period pursuant to the exercise of Company Options (or otherwise) and, for that purpose, a copy of the Offer will be sent to each holder of Company Options registered in the register of option holders of Company at 9:00 am Sydney time (which will be 7:00 pm New York City time the previous day) on the date that the Offer is made. According to Company's Preliminary Final Report issued to the ASX on 12 September 1997, as at 30 June 1997 there were 653,998 Company Options outstanding. Purchaser will provide a copy of the Offer to any person to whom an Offer has not already been sent and who becomes registered as a holder of Company Shares, Company ADS or Company Options within 2 business days of becoming aware of the name and address of that person.

   (d) Where a Company Share is represented by a Company ADS, the Offer may be accepted in accordance with its terms either in respect of the Company ADS or in respect of the Company Share which that Company ADS represents and such an acceptance in respect of a Company ADS shall constitute acceptance in respect of the Company Share which it represents.
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 2
--------------------------------------------------------------------------------
      (e) All persons to whom the Offers are made and who accept the Offers will be permitted to withdraw their acceptances at any time up until the expiry of the Offer Period. The right to withdraw an acceptance of the Offers is derived from the Exchange Act, and more details of it can be found in section 4 of the Offers.

      (f) An Offer may be accepted in respect of all or some only of a holder's Company Shares and/or Company ADSs.

2.    OFFER PERIOD

      The Offers are intended to remain open for the period commencing on the date the Offers will bear and ending at 5.00 pm Sydney time (which will be 1:00 am New York City time) on the day which is one month after that date unless they are withdrawn, or that period is extended, in accordance with the Offers and as permitted by the Corporations Law and the Exchange Act.

3.    DIRECTORS OF PURCHASER

      The names, occupations and business addresses of the directors of Purchaser are as follows:


NAME                        OCCUPATION         BUSINESS ADDRESS
----                        ----------         ----------------

Richard James Heckmann      Executive.         40-004 Cook Street,
                                               Palm Desert,
                                               California, USA 92211

Damian Cosimo Georgino      General counsel.   40-004 Cook Street,
                                               Palm Desert,
                                               California, USA 92211

Kevin Lynn Spence           Executive.         40-004 Cook Street,
                                               Palm Desert,
                                               California, USA 92211

4.   SUMMARY OF PRINCIPAL ACTIVITIES OF PURCHASER

     4.1 Purchaser was formed for the purpose of acquiring Company Shares and Company ADSs. It is incorporated in Delaware, U.S.A., and is a wholly-owned subsidiary of Parent. It has an issued share capital of US$1,000, consisting of 1,000 fully paid shares of common stock with a par value of US$0.01 per share, issued at US$1.00 each.

          Apart from making the Offers, Purchaser has not carried on any other activity. Apart from making the Offers, holding the Company Shares and Company ADSs acquired under the Offers and other transactions contemplated by the Offers, it is not expected that Purchaser will before the expiry of the Offer Period engage in any activities.

          Parent is a Delaware corporation, the securities of which are traded on the New York Stock Exchange. As at 12 September 1997, the market capitalisation of Parent was approximately US$3 billion.

          As at 31 March 1997, Parent and its subsidiaries had:

          (i)  total assets of US$2,228 million on a consolidated basis; and
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 3
--------------------------------------------------------------------------------

          (ii)   net assets of US$1,029 million on a consolidated basis.

     4.2 The principal activities of the group of which Parent is the holding company (the PARENT GROUP) are summarised below.

          The Parent Group is a global provider of industrial and municipal water and wastewater treatment systems, products and services, with an installed base of systems that Parent believes is one of the world's largest. The Parent Group is also a provider of service deionization ("SDI") and outsourced water services, including the operation of water and wastewater treatment systems at customer sites. The Parent Group is actively involved in the development of privatisation initiatives for municipal wastewater treatment facilities, principally in the United States of America, Mexico and Canada. The Parent Group sells equipment and provides services to its customers through more than 450 locations around the world. The Parent Group also markets a line of water distribution, sewer and stormwater equipment and related supplies through a network of over 110 service centres in the United States of America. In addition, the Parent Group sells, installs and services a wide range of water treatment and water-related products and services for the residential and consumer markets.

          For the fiscal year ended 31 March 1997, the Parent Group had consolidated revenue of US$1,377 million and net income of US$46.2 million (using U.S. Generally Accepted Accounting Principles).

          In Australasia, the Parent Group operates through U.S. Filter (Australia) Pty Limited (U.S. FILTER AUSTRALIA), formerly known as the Permutit Company, which, in turn, has three operating subsidiaries:
          Johnson Filtration Systems (Australia) Pty Limited, Wallace & Tiernan Pacific Pty Limited and U.S. Filter (New Zealand) Pty Limited.

          U.S. Filter Australia markets a range of Parent's industrial and municipal products and services within Australia, including:

          . the design, manufacture, supply, installation, commissioning and service of water and wastewater treatment plants and equipment to municipal and industrial customers;

          . the design, manufacture and supply of a wire screen product ("V-Wire") from Johnson Filtration Systems (Australia) Pty Limited's manufacturing facility in Brisbane; and

          . the manufacture and supply of chemical and chlorination metering equipment through Wallace & Tiernan Pacific Pty Limited.

          Additionally, the managing director of U.S. Filter Australia is vested with management responsibility for the Asia Pacific region, comprising (in addition to Australia) New Zealand, the Pacific Islands and Philippines.

          Further details of the Parent Group, including summary financial information, are contained in the Offers.

5.    PURCHASER'S ENTITLEMENT IN COMPANY

      As at the date of this Part A statement, Purchaser is entitled (within the meaning of the Corporations Law) to 534,600 Company Shares, being approximately:
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 4
--------------------------------------------------------------------------------

      (a)    5.18% of the 10,317,348 Company Shares on issue as at 30 June 1997;
             and

      (b)    4.87% of the 10,971,346 Company Shares on a fully diluted basis.

6. TRANSACTIONS IN COMPANY BY PURCHASER OR ITS ASSOCIATES DURING PREVIOUS FOUR MONTHS

      In the four months ending on the day immediately before the day on which this Part A statement was lodged for registration with the ASC, there have been no acquisitions or disposals of Company Shares or Company ADSs by Purchaser or any of its associates except as set out below.

PERSON                   DATE     ACQUISITION/   NO. OF        PRICE PER     FROM
                                  DISPOSAL       SHARES/ADSs   SHARE/ADS

Tim L Traff             22.5.97   Acquisition     5,000         US$22.81      On-market

Tim L Traff             27.5.97   Acquisition     20,000        US$23.18      On-market

Tim L Traff             28.5.97   Acquisition     10,000        US$23.18      On-market

Tim L Traff             6.6.97    Acquisition     5,000         US$22.25      On-market

Tim L Traff             13.6.97   Disposal        8,000         US$24.31      On-market

Tim L Traff             16.6.97   Disposal        32,000        US$24.59      On-market

James E Clark           25.7.97   Disposal        5,000         US$29.50      On-market

Tim L Traff             1.8.97    Acquisition     5,000         US$27.06      On-market

Tim L Traff             1.8.97    Acquisition     200           US$26.56      On-market

Tim L Traff             4.8.97    Acquisition     5,000         US$27.31      On-market

Richard J Heckmann      19.8.97   Acquisition     5,000         US$20.38      On-market

James E Clark           19.8.97   Acquisition     5,000         US$19.75      On-market

Parent                  19.8.97   Acquisition     6,000         US$19.75      On-market

Parent                  19.8.97   Acquisition     6,500         US$19.62      On-market

Parent                  19.8.97   Acquisition     7,500         US$19.56      On-market

Parent                  20.8.97   Acquisition     5,000         US$20.37      On-market

Parent                  20.8.97   Acquisition     5,000         US$20.43      On-market

Parent                  20.8.97   Acquisition     15,000        US$20.50      On-market

Parent                  21.8.97   Acquisition     18,500        US$20.50      On-market

Parent                  22.8.97   Acquisition     30,000        US$20.43      On-market

Parent                  22.8.97   Acquisition     35,000        US$20.62      On-market

Parent                  25.8.97   Acquisition     50,000        US$20.50      On-market

Parent                  25.8.97   Acquisition     5,000         US$20.00      On-market

Parent                  25.8.97   Acquisition     155,000       US$20.37      On-market
Parent                  26.8.97   Acquisition     5,000         US$20.06      On-market
Parent                  27.8.97   Acquisition     50,000        US$20.37      On-market
Parent                  2.9.97    Acquisition     10,000        US$20.00      On-market
Parent                  2.9.97    Acquisition     15,000        US$20.12      On-market
Parent                  4.9.97    Acquisition     10,000        US$21.06      On-market
Parent                  4.9.97    Acquisition     15,000        US$21.13      On-market
Tim L Traff             12.9.97   Disposal        10,200        US$27.17      Off-market/*/
Parent                  12.9.97   Acquisition     10,200        US$27.17      Off-market/*/
Richard J Heckmann      12.9.97   Disposal        5,000         US$20.38      Off-market/*/
Parent                  12.9.97   Acquisition     5,000         US$20.38      Off-market/*/
James E Clark           12.9.97   Disposal        5,000         US$19.75      Off-market/*/
Parent                  12.9.97   Acquisition     5,000         US$19.75      Off-market/*/
Parent                  15.9.97   Acquisition     10,000        US$23.56      On-market
Parent                  15.9.97   Acquisition     10,000        US$23.62      On-market
Parent                  16.9.97   Acquisition     16,300        US$24.00      On-market
Parent                  17.9.97   Acquisition     10,000        US$23.88      On-market
Parent                  17.9.97   Acquisition     3,000         US$24.00      On-market

--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 4
--------------------------------------------------------------------------------

Parent                  17.9.97   Acquisition            12,000   US$24.25      On-market
Parent                  17.9.97   Acquisition             2,000   US$24.38      On-market
Parent                  17.9.97   Acquisition             3,000   US$24.50      On-market
Parent                  17.9.97   Acquisition             4,600   US$24.63      On-market

     /*/ The Company ADSs held by Tim L Traff, Richard J Heckmann and James E Clark were transferred to Parent off-market at the price paid by those persons to acquire the Company ADSs. The price per Company ADS paid by Parent to Mr Traff represents the average cost to Mr Traff of acquiring those Company ADSs.

     The table set out above discloses acquisitions or disposals (within the meaning of the Corporations Law) by Purchaser and its associates in the four months ending on the day immediately before the day on which this Part A statement was lodged for registration with the ASC. All of the acquisitions and disposals disclosed in the above table related to Company ADSs. As required by the Exchange Act Schedule B of the Offers discloses the transactions by Parent in Company ADSs in that same period. The latter information is incorporated into the above table.

7. TRANSACTIONS IN PURCHASER BY PURCHASER OR ASSOCIATES DURING PREVIOUS FOUR MONTHS

     In the four months ending on the day immediately before the day on which this Part A statement was lodged for registration with the ASC, there have been no acquisitions or disposals of shares in Purchaser by Purchaser or any of its associates other than as set out below.

PERSON      DATE      ACQUISITION/               NO. OF    PRICE
                      DISPOSAL                   SHARES     PER
                                                           SHARE
Parent      17.9.97   Acquisition by             1,000   US$1.00/**/
                      allotment of new shares

  /**/Consisting of US$0.01 par value and US$0.99 additional paid in capital.

8.  PRE-EMPTION CLAUSES IN COMPANY'S CONSTITUTION

 The constitution of Company, namely its memorandum and articles of association, contains no restriction on the right to transfer Company Shares that has the effect of requiring the holders of those Company Shares, before transferring them, to offer them for purchase to members of Company or to any other person.

9.  HOW CASH CONSIDERATION TO BE PROVIDED

 The consideration for the acquisition of the Company Shares (including ADSs representing those Company Shares) to which the Offers relate will be satisfied wholly by payment of cash.

 The maximum amount payable by Purchaser under the Offers for the Company Shares and Company ADSs to which it is not entitled as at the date of this Part A statement will be approximately US$315 million if:

 (i) all the holders of Company Shares accept the Offers in respect of all Company Shares (other than those Company ADSs representing Company Shares for which an Offer for Company ADSs is accepted);

--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 6
--------------------------------------------------------------------------------
 (ii) all the holders of Company ADSs accept the Offers in respect of all Company ADSs (other than those representing Company Shares for which an Offer for Company Shares is accepted);

 (iii) all the holders of Company Options exercise their options and accept the Offers in respect of all Company Shares issued upon that exercise; and

 (iv) except the Company Shares issued upon exercise of the Company Options, no other Company Shares are issued before expiration of the Offers.

 Purchaser will obtain such amount by borrowing the amount required from Parent. Parent has undertaken to Purchaser to lend Purchaser the whole of the amount required to fund the acquisition. There are no conditions precedent to Parent's obligation to lend Purchaser the amount required to fund the acquisition.

 Parent will obtain the amount required from its credit facilities. Parent has received a commitment from BankBoston N.A. (COMMITMENT LETTER) to arrange the provision of credit facilities of up to US$750 million (the CREDIT FACILITIES) to refinance existing debt and for working capital and other general corporate purposes, including acquisitions. BankBoston N.A. has agreed to underwrite US$500 million of the Credit Facility and any remaining portion will be syndicated. The Credit Facilities will permit Parent to make loans to Purchaser for the purpose of paying the consideration payable under the Offers. The Commitment Letter is subject to customary and usual conditions precedent, including:

 (1) the preparation, execution and delivery of formal documentation satisfactory to the parties; and

 (2)    there being:

        (A) no material misstatements in or omissions from the materials previously furnished to the agent for the syndicate of financial institutions for its review;

        (B) no material adverse change in the business, operations, property, condition (financial or otherwise), income or prospects of the Parent since the date of the financial information previously delivered to the agent; and

        (C) no material adverse change in the U.S. senior loan syndication market and no material changes in governmental regulation or policy affecting the agent for the syndicate of financial institutions or the financial institutions themselves or Parent prior to closing of the financing.

 The amounts available under the Credit Facilities will exceed the maximum amount payable under the Offers (as described above) of approximately US$315 million. Parent has undertaken to Purchaser that the funds available to it under the Credit Facilities, and which it will lend to Purchaser, will be sufficient to satisfy that maximum amount. Other terms and conditions applicable to the Commitment appear in section 9 of the Offers.

 Because the Offers are made in U.S. dollars, there is no need to engage in, and neither Purchaser nor Parent has engaged in, hedging activities to account for exchange rate fluctuations in connection with the Offers.

10.     NO PROPOSED BENEFITS TO OFFICERS OF COMPANY

 In connection with the Offers:

 (a) no prescribed benefit (as defined in the Corporations Law), other than an excluded benefit (as defined in the Corporations Law), will or may be given to a person in
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 7
--------------------------------------------------------------------------------
        connection with the retirement of a person from a prescribed office (as defined in the Corporations Law) in relation to Company; and

 (b) no prescribed benefit will or may be given to a prescribed person (as defined in the Corporations Law) in relation to Company in connection with the transfer of the whole or any part of the undertaking or property of Company.

11.     NO OTHER AGREEMENTS WITH DIRECTORS OF COMPANY

 There is no other agreement made between Purchaser and any of the directors of Company in connection with or conditional upon the outcome of the Offers.

12.     CHANGES IN COMPANY'S FINANCIAL POSITION

 So far as is known to Purchaser, the financial position of Company has not materially changed since 30 June 1996 (being the date of Company's last balance sheet laid before Company in general meeting) other than as described in the disclosures by Company to ASX since that date. Purchaser considers the information summarised below to be material in the context of those disclosures. However, this is merely a summary and holders of Company Shares and Company ADSs should read each of the Appendices in Appendix A in its entirety.

 12.1 On 29 October 1996, Gelman Sciences announced its decision to terminate the proposed merger with Company. Company received a termination fee from Gelman of approximately US$3 million as a result of this termination. A full copy of this announcement is contained in Appendix
        A.1 of this Part A statement.

 12.2 On 31 October 1996, Company announced to the ASX its first quarter results (expressed in A$) for the period ended 30 September 1996. The Form 10-Q (expressed in US$) released by Company to the ASX on 15 November 1996 relating to that first quarter of fiscal 1997 disclosed the following:

        (a) Net sales increased to US$57.9 million, a 65% improvement over the corresponding quarter to 30 September 1995. Approximately 58% of this increase was a result of the inclusion of the Seitz business which was acquired in April 1996.

        (b) Backlog at 30 September 1996 was US$74 million, a 34% increase over 30 September 1995.

        (c) Operating profit increased to US$2.9 million, an 80% improvement over the corresponding quarter to 30 September 1995. 96% of this increase was a result of the inclusion of the Seitz business.

        (d) Net cash provided by operations was US$0.8 million, an increase from a net cash loss of US$0.1 million in the corresponding quarter to 30 September 1995.

        (e) Capital expenditures related to Fluid Dynamic's Florida plant expansion and the repayment of borrowings were the major reasons for an overall US$5.6 million decrease in cash over the quarter.

        (f) Net assets were US$174.7 million as at 30 September 1996, including US$67.6 million of net intangible assets.

        A full copy of the 31 October 1996 announcement is contained in Appendix
        A.2.1 and a full copy of the Form 10-Q is contained in Appendix A.2.2 of this Part A statement.
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd             Page 8
--------------------------------------------------------------------------------
 12.3   On 16 January 1997, Company announced the following to the ASX:

        (a) A 5 week delay in capacity additions to the Fluid Dynamic's manufacturing facility in Deland, Florida, which resulted in a shortfall in output. In value terms, the lost output was equal to approximately two weeks of the planned annual value of production at the plant. Despite a negative effect on the financial performance of the Fluid Dynamics Division for the December 1996 quarter, the facility qualified a 33% increase in metal fibre production capacity at planned production rates and the pre-existing production capacity was also running to plan.

        (b) That it would book a significant one time profit in the then current quarter as a consequence of the termination payment received from Gelman Sciences when Gelman withdrew from merger negotiations with Company.

        A full copy of this announcement is contained in Appendix A.3 of this Part A statement.

 12.4 On 22 January 1997, Company reported that NKK, a major Japanese engineering company, had received an order from the township of Asuke in central Japan to supply an NKK-COMPANY water purification system. The system uses Company's M10C CMF filters and will process up to 1,200,000 litres of water per day. A full copy of this announcement is contained in Appendix A.4 of this Part A statement.

 12.5 On 28 January 1997, Company announced the opening of the 100,000 square feet capacity expansion at the Fluid Dynamics Business Group's Deland, Florida plant. It also announced first production from the expansion was expected to be shipped in mid-February. In addition, in the few months prior to 28 January 1997, Company received three significant orders for polymer fibre processing filtration from PT Polysindo Eka Perkasa in Indonesia, Nan Ya Plastics Corporation in Taiwan, and Zimmer/Unifi of North Carolina. In conjunction with Company's regular Fluid Dynamics business, the orders raised Company's backlog to record levels. A full copy of this announcement is contained in Appendix A.5 of this Part A statement.

 12.6 On 31 January 1997, Company announced to the ASX its second quarter results (expressed in A$) for the period ended 31 December 1996. The Form 10-Q (expressed in US$) released by the Company to the ASX on 14 February 1997 relating to that second quarter of fiscal 1997 disclosed the following:

        (a) Net sales for the quarter increased to US$59.3 million, a 48% improvement over the corresponding quarter in 1995. Seitz accounted for 37% of the growth. Net sales for the half-year ended 31 December 1996 were US$117 million, a 56% increase over net sales for the corresponding period in 1995. The quarterly and half-yearly results included the results for Seitz, which was being acquired in April 1996 and which results were not included in the prior corresponding periods.

        (b) Backlog at 31 December 1996 was US$79 million, a 16% increase over 31 December 1995.

        (c) Operating profit for the quarter ended 31 December 1996 increased by 90% from $2.2 million in 1995 to $4.2 million in 1996. Operating profit for the half-year ended 31 December increased by 86% from US$3.8 million in 1995 to US$7.1 million in 1996. The quarterly and half-yearly operating profit results included a fee in relation to the terminated Gelman Sciences
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page  9
--------------------------------------------------------------------------------
              merger. The approximately US$3 million fee increased operating profit by US$1.7 million after the deduction of merger related expenses.

        (d) Net cash provided by operations was US$5.7 million, up from US$0.6 million in the corresponding half-year ended 31 December 1995.

        (e) Capital expenditures of $9.4 million in the half-year were principally in the U.S. to expand and upgrade the Fluid Dynamic's manufacturing facility at Deland, Florida. Additional capital expenditures were also made to expand the manufacturing capacity of Filterite in Baltimore, Maryland and Memcor in Windsor Australia.

        (f) Net assets were US$175.7 million as at 31 December 1996, including US$64.6 million of net intangible assets.

        A full copy of the 31 January 1997 announcement is contained in Appendix
        A.6.1 and a full copy of the Form 10-Q is contained in Appendix A.6.2 of this Part A statement.

 12.7 On 7 February 1997, Company announced it had been awarded a contract in excess of US$4 million to supply its Continuous Microfiltration products for the upgrading of the Tauranga plant in New Zealand's north island.
        A full copy of this announcement is contained in Appendix A.7 of this Part A statement.

 12.8 On 12 February 1997, Company announced to the ASX the signing of a new US$60 million multi-option, multi-currency facility agreement between Commonwealth Bank of Australia, Company, Memtec America Corporation and Memtec Finance Inc. The facility provides Company with credit facilities for working capital, capital expenditure and future unidentified acquisitions, as well as letter of credit, bank guarantee and performance bond facilities. The facility is based and managed in the U.S., but is flexible to be drawn down in a wide range of currencies and countries depending on Company's requirements. A full copy of this announcement is contained in Appendix A.8 of this Part A statement.

 12.9 On 17 February 1997, Company announced to the ASX Melbourne Water had chosen its Continuous Microfiltration technology for two of its water treatment plants. A full copy of this announcement is contained in Appendix A.9 of this Part A statement.

 12.10 On 14 March 1997, Company released its half-yearly report to the ASX (expressed in A$ and reported using Australian Generally Accepted Accounting Principles). The report disclosed the following:

        (a) Sales increased to A$147.7 million, a 45% improvement over the prior corresponding half year.

        (b) Operating profit before abnormal items and tax increased to A$2.6 million, a 27% improvement over the prior corresponding half year. Profits before tax were assisted by an A$2.2 million abnormal item. The abnormal item was related to Gelman Sciences decision to terminate a merger agreement with Company. Company was paid a A$3.78 million fee which was A$2.2 million for after deduction of merger related expenses.

        (c) Net operating cash flows were A$7.2 million, which increased from A$2.0 million in the prior corresponding half year.
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 10
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        (d)   Net cash used in investing activities totalled A$12.1 million, up
              A$6.7 million due to increased capital expenditures. Cashflow for the period was a net outflow of A$9.5 million.

        (e) Net assets were A$207.1 million as at 31 December 1996, including A$77.1 million of net intangible assets.

        A full copy of the half yearly report is contained in Appendix A.10 of this Part A statement.

 12.11 On 21 March 1997, Company announced to the ASX an expansion of its Windsor, Australia plant from 77,000 square feet to 150,000 square feet following rapid expansion of opportunities for its Memcor products and backlog being at an all time high. A full copy of this announcement is contained in Appendix A.11 of this Part A statement.

 12.12 On 26 March 1997, Company's Board of Directors announced that it had approved the construction of a three storey building to house the non-manufacturing employees of Company's Filterite business group. The building is expected to have a total of 45,000 square feet of floor space and is expected to bring all the Filterite non-manufacturing employees together in office accommodation. A full copy of this announcement is contained in Appendix A.12 of this Part A statement.

 12.13 On 29 April 1997, Company announced to the ASX its third quarter results (expressed in A$) for the period ended 31 March 1997. The Form 10-Q released on 13 May 1997 to the ASX (expressed in US$) relating to that third quarter of fiscal 1997 disclosed the following:

        (a) Net sales for the quarter increased to US$58.6 million, a 40% improvement over the corresponding quarter in 1996. Nine month net sales increased to US$175.8 million, a 50% improvement over the first nine months of fiscal 1996.

        (b) Backlog at 31 March 1997 was US$67 million, a 3% increase over 31 March 1996.

        (c) Operating profit for the quarter ended 31 March increased by 31% from US$3.4 million in 1996 to US$4.4 million in 1997. Nine month operating profit increased by 60% from US$7.2 million in 1996 to US$11.5 million in 1997.

        (d) Net cash provided by operations was US$10.7 million, compared with a net outflow of US$39,000 in the first nine months of fiscal 1996.

        (e) Net cash used in investing activities for the nine months grew from US$6.2 million in 1996 to US$15.5 million in 1997. Total cash and cash equivalents decreased by US$10.6 million for the period.

        (f) Net assets were US$171.6 million as at 31 March 1997, including US$62.4 million of net intangible assets.

        A full copy of the 29 April 1997 announcement is contained in Appendix
        A.13.1 and a full copy of the Form 10-Q is contained in Appendix A.13.2 of this Part A statement.

 12.14 On 29 May 1997, Company announced to the ASX the acquisition of all of the issued and outstanding shares of Vessel srl of Milan, Italy for approximately US$3 million in
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 11
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        cash. A full copy of this announcement is contained in Appendix A.14 of this Part A statement.

 12.15 On 30 June 1997, Company announced to the ASX that a second order from a Californian municipality had been received which would see the largest Continuous Microfiltration/Reverse Osmosis waste water plant installed. A full copy of this announcement is contained in Appendix A.15 of this Part A statement.

 12.16 On 11 July 1997, Company announced to the ASX that orders totalling in excess of US$12 million for its Continuous Microfiltration products had been received. A full copy of this announcement is contained in Appendix A.16 of this Part A statement.

 12.17 On 15 August 1997, Company announced to the ASX its full year results for the year ended 30 June 1997 (expressed in US$ and using U.S. Generally Accepted Accounting Principles), which disclosed the following:

        (a) Net revenues for the quarter ended 30 June 1997 increased 18% to US$67.8 million. Net revenues for the year ended 30 June 1997, increased 40% to US$243.6 million compared with US$174.5 million for fiscal 1996.

        (b) Operating profit for the quarter ended 30 June 1997 decreased 39% to US$2.1 million. Operating profit for the year ended 30 June 1997, increased 28% to US$13.6 million compared with US$10.6 million for fiscal 1996.

        (c) Income before taxes for the quarter ended 30 June 1997, decreased 68% to US$848,000 compared with US$2.7 million for the fourth quarter of fiscal 1996. Income before taxes for the year ended 30 June 1997, increased 11% to US$8.8 million compared with US$7.9 million for fiscal 1996.

        (d) Net income for the quarter ended 30 June 1997, was US$677,000 (7 cents per share) compared with US$3.1 million (30 cents per share) for the quarter ended 30 June 1996. Net income for the year ended 30 June 1997, was US$7.5 million (73 cents per share) compared with US$11.1 million ($1.18 per share) for the year ended 30 June 1996. This comparison was particularly affected by a large tax benefit booked in the second quarter of fiscal 1996.

        (e) Backlog at 30 June 1997 was US$74 million. Filterite backlog increased 41% to US$8 million, Fluid Dynamics backlog decreased 50% to US$20 million, Memcor backlog increased 18% to US$40 million and Seitz backlog was unchanged at US$6 million.

        (f) Net assets decreased to US$169.3 million as at 30 June 1997 from US$171.5 million as at 30 June 1996.

        (g) A further restructuring charge of US$2.3 million is expected to be recorded in the first quarter of fiscal 1998.

        (h) During the quarter, Filterite negotiated an agreement with a large multinational to fund certain of Filterite's research and development programmes. It is anticipated that this will contribute an additional US$2 million to Filterite's revenues in fiscal 1988.

        A full copy of the 15 August 1997 announcement is contained in Appendix
        A.17 of this Part A statement.
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 12
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 12.18  On 12 September 1997, Company released its Preliminary Final Report the year to 30 June 1997 to the ASX (expressed in A$ and in Australian Generally Accepted Accounting Principles), which disclosed the following:

        (a) The fiscal 1997 sales increased to A$309.9 million, a 33% improvement over fiscal year 1996.

        (b) Operating profit before abnormal items and tax over the fiscal year 1997 increased to A$8.5 million, a 6% improvement over fiscal 1996. Abnormal items in fiscal 1997 totalled a net less of A$136,000 comprised of a net gain of A$2.0 million associated with the Gelman Sciences termination fee and a net loss of $2.1 million associated with restructuring changes and asset writedowns at Company's French Filterite operations. Operating profit after tax was A$7.0 million for fiscal 1997, up 2% from fiscal 1996.

        (c) Net operating cash flows for the fiscal 1997 were A$22.8 million, which increased from A$14,000 fiscal 1996.

        (d) Net cash used in investing activities totalled A$29.2 million in fiscal 1997, down from A$68.9 million fiscal 1996. Total cash as at 30 June 1997 decreased A$13.4 million from 30 June 1996.

        (e) Net assets were A$213.1 million as at 30 June 1997, including A$83.2 million of net intangibles.

        (f) A further restructuring charge of approximately A$3 million is expected to be recorded in fiscal 1998 relating to further restructuring.

        A full copy of the Preliminary Final Report is contained in Appendix
        A.18 of this Part A statement.

 Further details of Company, and in particular summary financial information, are contained in the Offers.

13.     NO AGREEMENT BY PURCHASER TO TRANSFER SHARES UNDER OFFERS

        There is no agreement whereby any Company Share (including Company ADSs representing those Company Shares) acquired by Purchaser pursuant to the Offers will or may be transferred to any other person.

14.     NO ESCALATION CLAUSES

        There is no agreement for the acquisition of Company Shares (including Company ADSs representing those Company Shares) by Purchaser or by an associate of Purchaser, under which the person, or either or any of the persons, from whom Company Shares have been or are to be acquired, or an associate of that person or of either or any of those persons, may, at any time after an Offer is sent, become entitled to any benefit, whether by way of receiving an increased price for those Company Shares or by payment of cash or otherwise, that is related to, dependent upon, or calculated in any way by reference to, the consideration payable for Company Shares acquired after the agreement was entered into.

15.     OTHER MATERIAL INFORMATION

       (a)    GENERAL

              There is no other information material to the making of a decision by an offeree whether or not to accept Purchaser's Offer (being information that is known to










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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 13
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        Purchaser and has not previously been disclosed to the holders of
        Company Shares or Company ADSs) other than:

        (i)   as disclosed in this Part A statement;

        (ii)  as contained in the Offers; or

        (iii) as set out in the Appendices to this Part A statement.

 (b)    CROSS-BORDER ISSUES: ASC EXEMPTIONS & MODIFICATIONS

        Although Company is incorporated in New South Wales, Company Shares and Company ADSs are registered under the Exchange Act. By reason of that registration, the Takeover Scheme is required to comply with the requirements of the Exchange Act as well as those of the Corporations Law. The requirements of the Exchange Act and the Corporations Law conflict in several respects and Purchaser has obtained from the ASC certain modifications to or exemptions from Chapter 6 of the Corporations Law as well as certain relief from the SEC to permit the Offers to be made in accordance with the requirements (as varied by those modifications, exemptions and relief) of both jurisdictions. In consequence, the Takeover Scheme differs in several respects from usual takeover schemes in Australia:

        (i) Extension of Offers following variation: The Exchange Act permits an offer to be extended at a time when it is still subject to defeating conditions. Additionally, the Exchange Act requires that an offer remain open for at least 10 U.S. business days after notice of an increase in the consideration being offered is first published or sent to security holders. The ASC has granted Purchaser relief from section 656(1) Corporations Law to permit the Offer to be extended at any time before the end of the offer period without the offer at the time of extension being free of defeating conditions. The relief requires that a notice of extension be given by press release via generally accepted media channels, by public announcement to ASX and that the requirements of section 657(1) Corporations Law be observed, which require signing (in the same manner as a Part A Statement is required to be signed), registration by the ASC, service upon Company and dispatch to each holder of Company Shares and Company ADSs of a notice of variation. Additionally, any extension must, if effected less than 7 days before the last day (but for such extension) of the Offer Period, be for a minimum of 5 business days.

        (ii) Declaring Free from conditions in last 7 days/Extension: In Australia, an offeror can only declare a takeover offer free from defeating conditions if it is a term of the offer that the offeror may do so not less than 7 days before the end of the offer period and if the Offeror does so in accordance with that term. There is no similar restriction in the U.S. The ASC has granted Purchaser relief from section 663(2) Corporations Law to permit that declaration to be made at any time before the end of the Offer Period. The relief requires that a notice of extension be given by press release via generally accepted media channels or other public announcement to ASX and that the requirements of subsections 663(3) and 663(4) Corporations Law be observed, which will require that a notice stating that the Offers are free from defeating conditions and specifying Purchaser's level of entitlement in Company Shares (including Company ADSs representing those Company Shares). SEC policy requires that an offer be extended, if necessary, so that it remains open for at least 5 U.S. business days following waiver of material conditions. Purchaser intends to extend the Offer Period (if necessary) consistent with that policy if the Offers are declared free from any defeating condition.

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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 14
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       (iii)  Updating Part A statement & Offer material information:  The
              Exchange Act requires that the Offer contain certain material information and that the Offer be dated as at the date of dispatch. The Part A statement, which must also contain certain material information, must be served at least 14 days prior to the dispatch of the Offers. The Purchaser will, prior to dispatch of the Offers, apply to the ASC for relief to enable:

              (A) the Part A statement to be updated with material changes in that information which occur between the date of service of the Part A statement on Company and the date of dispatch of the Offers; and

              (B) the copies of the Offers as dispatched to differ from the draft Offer accompanying this Part A statement.

              Any relief of that kind given by the ASC is, under ASC policy, conditional upon the period in which Company has to respond to the Part A statement in a Part B statement being extended for a period which the ASC deems appropriate.

        (iv) Content of draft Offer: The ASC has modified section 637(1)(b) Corporations Law so as to permit a copy of one of the proposed Offers accompanying this Part A statement to omit any date or information required to be contained in the Offer under the Exchange Act which is unknown as at the date of this Part A statement.

        (v)   Currency of consideration offered/Election and Default Election:
              The ASC has granted relief to the application of section 636 Corporations Law to allow the Offer, which will be made in U.S. dollars, to give every holder of Company Shares or Company ADSs (wherever situated) the right to elect to receive Australian dollars on the basis of the US$:A$ exchange rate available on the day the Purchaser makes funds available for payment under the Offer. If no election is made, holders of Company ADSs will be paid in U.S. dollars and holders of Company Shares will be paid in Australian dollars. Further details of the operation of this mechanism is contained in section 3.2 of the Offer. That exemption also allows the Offers to stipulate that U.S. offerees who accept offers in respect of certificated Company Shares must do so by delivering a form of acceptance and transfer to an agent of Purchaser in the U.S.

        (vi)  Acceptance of Offers through CHESS or by Acceptance & Transfer:
              The ASC has granted Purchaser relief from the application of sections 642A and 650 Corporations Law to permit acceptances of the Offer to be effected through CHESS or through any other means permitted by the Offer (that is, by the traditional means of form of acceptance and transfer) and to omit the requirement that an offeree holding shares on more than one account or distinct portion provide a notice that the shares are so held and that the offeree accept in a particular way.

       (vii) Offers for Company Shares resulting from Options/New issues: The ASC has granted Purchaser relief to permit the Offer to extend to Company Shares which come into existence during the period before the Offer closes, by reason of the exercise of the Company Options or otherwise.

              Under this relief, and the terms of the proposed Offers, the issue of Company Shares before expiration of the Offer Period, other than pursuant to the
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 15
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              exercise of Company options, will constitute a prescribed
              occurrence and the Offers will be conditional upon no prescribed occurrence occurring.

      (viii)  Compulsory acquisition of later issued Company Shares:  If
              Purchaser:

              (A)    is able to acquire compulsorily Company Shares under
                     section 701 Corporations Law; and

              (B) following that compulsory acquisition, becomes entitled to more than 90% of Company Shares on a fully diluted basis,

              Purchaser will seek a modification to the Corporations Law pursuant to the ASC's Policy Statement 126 to permit Purchaser to compulsorily acquire Company Shares issued after the expiry of the Offer Period following the exercise of Company Options.

      (ix) Withdrawal rights/Disposal of shares during Offer Period: The ASC has granted Purchaser relief from the application of section 686 Corporations Law to permit "disposals" of Company Shares by Purchaser to the extent that the exercise of the withdrawal rights referred to in section 1.1(c), above (and section 4 of the Offer), by holders of Company Shares or Company ADSs constitutes a "disposal" under section 686 Corporations Law.

      (x) U.S. backup withholding tax: The ASC has granted Purchaser an exemption from the operation of section 636 Corporations Law to permit Purchaser, if required by the U.S. Internal Revenue Code of 1986, as amended, to withhold amounts from the consideration payable to holders of Company Shares and Company ADSs accepting the Offers. Details of the operation of U.S. federal backup withholding tax are contained in paragraph 15(b), below, and the "Introduction and Offer" and section 5.1 of the Offer.

      (xi) Single class of securities: Purchaser has obtained a modification from the ASC to sections 634 and 636 Corporations Law to permit single Offers to relate and be sent to both holders of Company Shares and holders of Company ADSs.

      Additionally, Purchaser has obtained the following relief from the ASC:

      (xii) Signature by agent: Relief to permit the signature of this Part A statement by agents of directors of the Purchaser.

      (xiii) Business addresses of Purchaser's directors: Relief to allow only the business addresses of Purchaser's directors to appear in this Part A statement.

      (xiv) Entitlement of independently managed superannuation funds: Relief to permit non-disclosure (except where Purchaser has actual knowledge) in sections 5 and 6 of this Part A statement of holdings or dealings (if any) in Company Shares or Company ADSs by:

              (A) independently managed superannuation funds for the benefit of Purchaser's employees where the relevant interest of all such funds is less than 5% of Company; and

              (B) offshore related bodies corporate of Purchaser and their directors and secretaries which were not involved in the planning or progress of the Offers.

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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 16
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        (xv)  Registration and service on same day:  Purchaser has obtained a modification to section 644 Corporations Law to permit this Part A statement and the Offer to be served on Company on the day they are registered by the ASC.

        The exemptions and modifications of the application of the Corporations Law granted by the ASC and outlined above are set out in full in Appendix B to this Part A statement, to which reference should be made.

 (c)    CERTAIN FEATURES OF THE OFFERS ARISING UNDER U.S. LAW

        In addition to the differences between Australian and U.S. law canvassed in paragraph (b), above, the Offer differs from the usual kind of Australian takeover offer because of the right of withdrawal given to offerees, as described in section 1.1(e), above and in section 4 of the Offers.

 (d)    U.S. BACKUP WITHHOLDING TAX

        Payments made to a holder of Company Shares or Company ADSs pursuant to the Offers may be subject to information reporting to the U.S. Internal Revenue Service and to U.S. federal backup withholding tax at the rate of 31% on the gross amount of such payments. Backup withholding will generally not apply to a holder who furnishes a correct taxpayer identification number or a certificate of foreign status and makes certain other required certifications, or who is otherwise exempt from backup withholding (e.g., a U.S. corporation). To avoid information reporting and backup withholding, holders of Company Shares and/or Company ADSs are referred to the section entitled "Information Reporting and Backup Withholding" in section 5.1 of the Offers.

 (e)    TAXATION ISSUES

        Tax considerations may be relevant to the decision by an offeree whether or not to accept an Offer. Details of taxation implications for offerees are contained in section 5 ("Certain Tax Consequences") of the Offers.

 (f)    REMOVAL OF COMPANY ADSs FROM NASDAQ AND LISTING ON NYSE

        On 10 September 1997, Company announced that it intended to procure the removal of the Company ADSs from trading on the NASDAQ National Market and have them listed instead on the New York Stock Exchange, effective 23 September 1997. A full copy of this announcement is contained in Appendix C to this Part A statement.

 (g)    PURCHASER WILL SEEK SATISFACTION OF REGULATORY CONDITIONS: FIRB

        To the extent that the Offers are conditional upon certain regulatory approvals, Purchaser will take all reasonable steps to ensure that the approvals are granted as promptly as possible. Purchaser will within 2 business days of the date of this Part A statement lodge with the Foreign Investment Review Board an application for approval of the Offers under the Foreign Acquisitions and Takeovers Act 1975.

16. PURCHASER'S INTENTIONS ABOUT BUSINESS, ASSETS AND EMPLOYEES OF COMPANY

 16.1   INTENTION TO COMPULSORILY ACQUIRE

        It is Purchaser's present intention that, if following the close of the Offer, Purchaser becomes entitled to compulsorily acquire the Company Shares, Purchaser will proceed to compulsorily acquire those shares.
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 17
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        Additionally, Purchaser will be seeking relief from the ASC after the expiry of the Offer Period pursuant to the ASC's Policy Statement 126 to permit compulsory acquisition at a later date of Company Shares issued following the exercise of the Company Options, assuming the conditions necessary for compulsory acquisition are satisfied under the Offers.

 16.2   INTENTIONS IF PURCHASER ACQUIRES 100% OF COMPANY SHARES

        If under the Offer and the operation of the compulsory acquisition provisions of the Corporations Law Purchaser obtains ownership of all the issued Company Shares (including Company ADSs representing those Company Shares), Purchaser presently intends to do the following:

        (a) Purchaser will in the ordinary course of its management, review the activities, assets and labour force of Company to evaluate performance, profitability and prospects in the light of the information then available to it. This operational review will focus on identifying opportunities to improve productivity and competitiveness.

        (b) Subject to the operational review referred to in paragraph (a), Purchaser presently intends to:

              (i)    continue the business of Company;

              (ii) remove all of the Board of Directors of Company and seek the appointment of nominees of Purchaser;

              (iii) continue to operate the existing Company businesses and integrate them into the Parent Group;

              (iv) achieve synergies by the elimination of any duplication arising as a result of the acquisition of Company in areas such as head office functions;

              (v) combine Parent Group's and Company's technical and managerial skills and resources for the benefit of their combined businesses;

              (vi) review the capital funding requirements of Company with a view to utilising the larger balance sheet of the Parent Group and more favourable financing terms which Purchaser expects would be available to the Parent Group;

              (vii) have Company removed from official quotation on the ASX and the New York Stock Exchange; and

              (viii) terminate the registration of the Company Shares and
                     Company ADSs under the Exchange Act.

        (c) If the steps referred to in paragraph (b) are implemented, some head office employees of Company may be redundant, particularly as a result of achieving synergies by the elimination of any duplication in respect of certain public company reporting functions.

        Apart from the matters listed above, Purchaser does not presently intend to make other changes to Company, Company's business (including deployment of fixed assets) or Company's employees.

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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 18
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 16.3   INTENTIONS IF PURCHASER ACQUIRES LESS THAN 100% OF COMPANY SHARES

        If at the expiry of the Offer Period, Purchaser obtains ownership of a majority of all the issued Company Shares (including Company ADSs representing those Company Shares) on a fully diluted basis, Purchaser presently intends to do the following, subject to Company's articles of association, and applicable laws and regulations:

        (a)   conduct a review of the kind detailed in clause 16.2(a), above;

        (b) subject to that review, attempt to procure that the Board of Directors of Company:

              (i) seek the appointment of nominees of Purchaser to the Board of Directors of Company in such a proportion as at least equates to Purchaser's shareholding interest in Company;

              (ii) continues to operate the businesses of Company and not make any major changes to the businesses of Company or make any redeployment of the fixed assets of Company;

              (iii) co-ordinate Parent Group's and Company's technical and managerial resources for the benefit of their combined businesses, the provision of such resources by one to the other will be on arm's length terms;

              (iv) when and to the extent permitted by the ASX and the New York Stock Exchange (as the case may be), seek to have Company removed from official quotation on the ASX and the New York Stock Exchange; and

              (v) when and to the extent permitted by the Exchange Act, seek to terminate the registration of the Company Shares and Company ADSs under the Exchange Act.

        (c) If the steps referred to in paragraph (b) are implemented, some head office employees of Company may be redundant, particularly as a result of achieving synergies by the elimination of any duplication in respect of certain public company reporting functions. However, it is likely that there will be fewer redundancies than if Company becomes a wholly-owned subsidiary of Purchaser since it will not be possible to eliminate to the same extent duplication in relation to, for example, certain public company reporting functions.

        Apart from the matters listed above, Purchaser does not presently intend to make other changes to Company, Company's business (including deployment of fixed assets) or Company's employees.

16.4 The intentions of Purchaser referred to in Clauses 16.2 and 16.3 have been formed with reference to publicly available information but without the benefit of any detailed review of Company's businesses. In particular, Purchaser has not had access to all of the instruments and agreements under which Company has financed its operations or engaged in business ventures with other parties. It may be that one consequence of the Offers being successful is that Company is in default or cross default of those instruments and agreements, or that rights are brought into existence allowing other parties to make claims against Company.
        For example, Purchaser has not had access to all the terms of Company's debt finance programmes. If the Offer is successful, those programmes may entitle another party immediately to demand or accelerate payment of the debt.
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Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 19
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        Following the implementation of the operational review described in
        Clause 16.2(a) or 16.3(a), it will be a matter for the Board of Directors of Company to determine the extent to which the steps referred to in Clauses 16.2 and 16.3 are to be implemented (if at all). The Board of Directors of Company may only implement the steps in accordance with all applicable, legal, regulatory, SEC, ASC, ASX and New York Stock Exchange requirements and their fiduciary and statutory obligations generally.

17.     INTERPRETATION

17.1 In this Part A statement the following words have these meanings unless the contrary intention appears or the context otherwise requires.

        ASC means the Australian Securities Commission.

        ASX means Australian Stock Exchange Limited.

        COMPANY means Memtec Limited (ACN 002 490 208) incorporated in New South Wales and having its registered office at Level 7, 5 Elizabeth Street, Sydney, New South Wales, Australia.

        COMPANY ADS means an American Depositary Share issued by the Bank of New York as depositary (or any successor to Bank of New York) representing a Company Share and COMPANY ADSs is the plural form of a Company ADS.

        COMPANY OPTIONS means the options to acquire unissued fully paid ordinary shares of A$2.50 each in the capital of Company issued to employees of Company and all Rights attaching to them.

        COMPANY SHARES means the fully paid ordinary shares of A$2.50 each in the capital of Company and all Rights attaching to them.

        CORPORATIONS LAW means the Australian Corporations Law.

        EXCHANGE ACT means the U.S. Securities Exchange Act of 1934, as amended and the Rules made thereunder.

        FORM 10-Q means Company's Quarterly Report on Form 10-Q.

        FULLY DILUTED BASIS means the number of Shares on issue assuming that all Company Options had been exercisable and exercised and that Company Shares had been issued by reason of that exercise.

        OFFERS means the Offers referred to in Clause 1 and, if the context so requires, the offer document accompanying this Part A statement and to which this Part A statement relates, and OFFER means any one of the Offers.

        OFFER PERIOD means the period or extended period during which the Offers are to remain open in accordance with Clause 1 of the Part A statement.

        PART A STATEMENT means this statement of Purchaser pursuant to Part A in
        Section 750 of the Corporations Law.

        PARENT means Parent incorporated in Delaware and having its principal executive offices at 40-004 Cook Street, Palm Desert, California, USA 92211.

        PARENT GROUP means the group of companies of which Parent is the holding company.

--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 20
--------------------------------------------------------------------------------

        PURCHASER means Purchaser incorporated in Delaware and having its principal executive offices at 40-004 Cook Street, Palm Desert, California, USA 92211.

        RIGHTS means all accretions and rights attaching to or arising from Company Shares after the date of service of this Part A statement on Company (including, without limiting the generality of the foregoing, all rights to receive dividends (other than the A$0.10 per Company Share dividend declared by the Board of Directors of Company on 12 September
        1997) and to receive or subscribe for shares, stock units, notes or options and all other distributions or entitlements declared, paid or issued by Company after that date).

        SEC means the U.S. Securities and Exchange Commission.

        SYDNEY TIME means Australian Eastern Standard Time or, if applicable, Australian Eastern Summer Time.

        TAKEOVER SCHEME means the takeover scheme constituted in accordance with Division 1 of Part 6.3 of the Corporations Law pursuant to which Purchaser proposes to make offers to acquire all the Company Shares.

        U.S. means the United States of America.

        U.S. BUSINESS DAY means any day other than a Saturday, Sunday, U.S. Federal holiday and consists of the time period from 12:01 am through 12:00 midnight, New York City time or Sydney time, as the case may be on that day.

        A$ means Australian Dollars.

        US$ means U.S. Dollars.

17.2 Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

        (a)  The singular includes the plural and conversely.

        (b)  A gender includes all genders.

        (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

        (d) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

        (e) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

        (f) A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

        (g) A term not specifically defined in this Part A statement has the meaning given to it (if any) in the Corporations Law.

--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 21
--------------------------------------------------------------------------------

DATED 18 September 1997.

SIGNED by Damian Cosimo Georgino and Richard James Heckmann (by his agent authorised in writing, Andrew Peter Hopkins Jones), being two directors of Purchaser authorised to sign this Part A statement by a resolution passed at a meeting of the directors.

/s/ Damian Cosimo Georgino        /s/ Richard James Heckmann
--------------------------       ---------------------------
Damian Cosimo Georgino           Richard James Heckmann
Director                         Director
--------------------------------------------------------------------------------

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 22
--------------------------------------------------------------------------------

                                   APPENDIX A

                        COMPANY ANNOUNCEMENTS TO THE ASX



--------------------------------------------------------------------------------

                                 Appendix A.1


                        [LETTERHEAD OF MEMTEC LIMITED]



October 29, 1996

Australian Stock Exchange Limited
Companies Announcements Office
Level 7, 20 Bond Street
Sydney NSW 2000
Fax 1300 300 021


Dear Sir,

MEMTEC LIMITED:  ANNOUNCEMENT OF TERMINATION OF MERGER

In accordance with Listing Rule 3.1, attached are the following:

(a) an announcement by Memtec of the termination of the previously announced merger agreement with Gelman Sciences Inc; and

(b)  an announcement made overnight by Pall Corporation and Gelman Sciences Inc.

For the purpose of Listing Rule 15.7, it is noted that the announcement referred to in paragraph (b) above was released to the New York Stock Exchange and the American Stock Exchange in the United States last night.

Yours sincerely,



/s/ Robert C Postema
--------------------
Robert C  Postema
General Counsel &
  Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]



October 29, 1996

Australian Stock Exchange Limited
Companies Announcements Office
Level 7, 20 Bond Street
Sydney NSW 2000
Fax: 1300 300 021


Dear Sir,

Memtec Limited: Announcement of Termination of Merger

With reference to the earlier announcement in relation to the above subject, the missing page 2 of the announcement by Pall Corporation and Gelman Sciences Inc. is attached.

Yours sincerely,



Robert C. Postema
General Counsel &
 Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


                                 PRESS RELEASE


FOR IMMEDIATE RELEASE

      Gelman Sciences Inc. announced today its decision to terminate the Agreement and Plan of Reorganization and Merger between Gelman and Memtec Limited. Gelman has paid Memtec the termination fee required under the merger agreement which more than covers the expenses incurred by Memtec in connection with the transaction.

      Denis Hanley, Chairman of Memtec, stated "We believed that the price we had negotiated with Gelman was a full and fair price. We do not believe a merger would be in the best interests of our shareholders at a higher price. Therefore, we are not prepared to increase our offer."

Memtec, headquartered in Windsor, Australia, is a global materials sciences based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products under the trade names Memcor, Filterite, Fluid Dynamics and Seitz.

                                 ***********



Contact


Gaynor Brown                 Alison Cruddace             Barbara Smith
Investor Relations Manager   Memtec Europe Limited       Memtec America Corp
Memtec Limited               Haarlem Mill                9690 Deereco Road
1 Memtec Parkway             Derby Road                  Timonium MD 21093
Windsor NSW 2756 Australia   Wirksworth, Derbyshire      Tel: +1 410 560 3022
Tel: +61 45 77 0963          DEA 4BG England             Fax: +1 410 560 0949
Fax: +61 45 77 6315          Tel: +441 629 826 258
                             Fax: +441 629 825 169

                       [LETTERHEAD OF PALL CORPORATION]


NEWS RELEASE


FOR RELEASE                               COMPANY CONTACT:
-----------                               ---------------

October 28, 1996                          Pall Corporation
8:00 a.m. E.S.T.                          Jeremy Hayward-Surry
                                          Patricia J. Iannucci
                                          (516) 484-3600

                                          Gelman Sciences Inc.
                                          George Uvegas
                                          Ivo Marcich
                                          (313) 665-0651


          PALL CORPORATION ANNOUNCES MERGER WITH GELMAN SCIENCES INC.

East Hills, New York (October 28, 1996) -- Pall Corporation (NYSE: PLL) today announced it has signed a definitive merger agreement for the acquisition of Gelman Sciences Inc. (AMEX: GSC).


Shareholders of Gelman will received Pall common stock having a value of $33.00 for each share of Gelman common stock if the average closing price of Pall shares has been between $25.29 and $27.96 during the period of 30 trading days ending on the third business day before the Gelman shareholder's meeting. If during that 30-day period the average closing price of Pall has been $25.29 or less, the exchange ratio will be 1.3047 Pall shares for each Gelman share, and if the


                                                                      More...

average closing price has been $27.96 or more, the exchange ratio will be 1.1804 Pall shares for each Gelman share. If the average Pall closing price during that period is less than $21.00, Gelman will have the right to terminate the merger agreement. The merger, which is subject to the approval of Gelman's shareholders, is intended to be a tax free reorganization to the Gelman shareholders and accounted for as a pooling of interests. The closing of the merger is expected to take place within three to four months.

The transaction is expected to be non-dilutive to Pall's earnings per share in the first year and accrutive thereafter.

Gelman had previously signed an agreement to merge with Memtec Limited (NASDAQ:MMTCY) which was terminated by Gelman's Board of Directors. Gelman's Board concluded that the Pall transaction was more favorable to Gelman's shareholders than the merger with Memtec. The Board had the right to terminate the agreement with Memtec pursuant to its terms.

Eric Krasnoff, Chairman and Chief Executive Officer of Pall Corporation, said, "The joining of Gelman Sciences and Pall provides excellent opportunities for synergy and growth in laboratory products, medical devices, pharmaceutical and general industrial markets."

                                                       More...

Charles Gelman, Chairman and Chief Executive Officer of Gelman Sciences, said, "I am very pleased with the choice of Pall as Gelman's merger partner. Our products and technologies are complementary and both companies place high value on innovation, research and development and customer focus.

Pall Corporation, with annual sales approaching $1 billion, is the international leader in the design, manufacture and marketing of fine, disposable filters, membranes and other fluid clarification and separations devices for the Health Care, Aeropower and Fluid Processing markets. Headquartered in East Hills, New York, the Company employs 7,700 people at offices throughout the world with manufacturing facilities in the United States, the United Kingdom, Puerto Rico and Japan. The Company's shares are listed on the New York Stock Exchange (PLL) and the London Stock Exchange (0668260).

Gelman Sciences Inc., headquartered in Ann Arbor, MI, is a leading manufacturer of microfiltration products used in the medical health care, laboratory research, environmental monitoring, and high technology process industries. The Company employs over 900 people with subsidiaries and sales offices located around the world.

                                Appendix A.2.1

                        [LETTERHEAD OF MEMTEC LIMITED]


October 31, 1996

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs:

Report to Shareholders - First Quarter 1997

Attached is a copy of Memtec Limited's Report to Shareholders for the First Quarter of Fiscal 1997.

Please forward a record of release of the Announcement as soon as possible so we can distribute it more widely.


Yours sincerely,



/s/ Robert C Postema

Robert C Postema
General Counsel &
 Corporate Secretary

                               [LOGO OF MEMTEC]









                            REPORT TO SHAREHOLDERS

                                Quarter 1, 1997









                                Memtec Limited
                                ACN 002 490 208

To our shareholders


Memtec achieved an earnings per share of 21 cents for the first quarter of fiscal 1997.

Consolidated net sales for the three months ended September 30, 1996 increased 65% to US$58 million compared with US$35 million for the first quarter of fiscal 1996. Filterite net sales decreased slightly to US$16 million. Fluid Dynamics net sales increased 38% to US$14 million, Memcor net sales increased 73% to US$15 million and Seitz net sales were US$13 million.

Consolidated operating profit for the three months ended September 30, 1996 increased 80% to US$2.9 million compared with US$1.6 million for the first quarter of fiscal 1996. Filterite operating profit decreased 16% to US$1.6 million, Fluid Dynamics operating profit decreased 62% to US$616,000, Memcor achieved an operating profit of US$897,000 compared with an operating loss of US$999,000 in fiscal 1996 and Seitz recorded an operating profit of US$1.3 million.

Consolidated net income for the three months ended September 30, 1996 increased to US$2.1 million (21 cents per share) compared with US$633,000 (8 cents per share) for the three months ended September 30, 1995.

Consolidated backlog at September 30, 1996 increased 34% to US$74 million compared with September 30, 1995. Filterite backlog decreased 48% to US$5 million, Fluid Dynamics backlog increased 35% to US$33 million, Memcor backlog increased 50% to US$31 million and Seitz backlog was US$5 million.

Mr. Denis Hanley, Memtec's Chairman, noted that the quarter was impacted by several factors: the strong performance by the new Seitz product line; continued capacity constraints in Fluid Dynamics' Florida manufacturing facility; and the recognition of additional tax loss benefits.

Windsor, Australia                  October 31, 1996

                       FINANCIAL STATEMENTS (unaudited)
                   for the quarter ended September 30, 1996
   (Prepared in accordance with US Generally Accepted Accounting Principles)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three months ended September 30

(in US$ thousands)                                     1996                1995
--------------------------------------------------------------------------------
Net sales                                          $ 57,860            $ 35,140
--------------------------------------------------------------------------------
Gross profit                                         20,662              12,565
Selling, general and administrative expenses        (15,221)             (9,307)
Research and development expenses                    (1,779)               (956)
Amortization of goodwill and other intangible
  assets                                               (735)               (677)
--------------------------------------------------------------------------------
Operating profit                                      2,927               1,623
Net interest                                         (1,150)               (533)
Other income (expense), net                              28                (287)
--------------------------------------------------------------------------------
Income before income taxes                            1,806                 803
Income tax benefit (provision)                          337                (170)
--------------------------------------------------------------------------------
Net income                                         $  2,142            $    533
================================================================================
Amortization and depreciation                      $  3,147            $  2,193
--------------------------------------------------------------------------------
Earnings per share                                 $   0.21            $   0.08
--------------------------------------------------------------------------------

                       FINANCIAL STATEMENTS (unaudited)
                   for the quarter ended September 30, 1996
                     (Prepared in accordance with US GAAP)

BALANCE SHEET DATA


(in US$ thousands)                              1996            1995
---------------------------------------------------------------------
Working capital                             $ 80,322        $ 34,080
Total assets                                 299,138         182,902
Long-term obligations                         77,296          22,604
Shareholders' equity                         174,657         126,451
---------------------------------------------------------------------

                                Appendix A.2.2

                        [LETTERHEAD OF MEMTEC LIMITED]

November 15, 1996

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021



Dear Sir,

In accordance with Listing Rule 3.1, we attach a copy of Memtec Limited's Form-10Q for the quarterly period ending September 30, 1996 as filed with the United States Securities and Exchange Commission.

In accordance with Listing Rule 15.7, please forward a record of release of the Announcement as soon as possible so we can distribute it more widely.

Yours sincerely

/s/ Robert Postema

Robert Postema
Company Secretary

      Memtec Limited's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1996 as filed with the Securities and Exchange Commission is not included in this filing.

                                 Appendix A.3

                        [LETTERHEAD OF MEMTEC LIMITED]


January 16, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs,


Memtec Limited - News Release

Please find attached copy of a News Release Memtec will be issuing today to the news services.


Yours faithfully

/s/ David McGarvey

David McGarvey
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


                                 News Release

                                MEMTEC LIMITED

Sydney, Australia..... January 15, 1997

Memtec Limited wishes to advise that the capacity additions at their Fluid Dynamics manufacturing Facility at Deland Florida have been delayed by approximately 5 weeks which has resulted in a shortfall in output. In value terms this is equal to approximately two weeks of the planned annual Value of Production at the plant.

This will have a significant but as yet not fully quantified negative effect on the financial performance of the Fluid Dynamics Division for the December Financial Quarter just completed.

However, the facility has now qualified 33% increased metal fiber production capacity at planned production rates and the pre-existing production capacity is also running to plan. Therefore the planned additional capacity has now been successfully commissioned.

Memtec also advises that it will book a significant one time profit in the quarter as a consequence of the termination payment received from Gelman Sciences when Gelman withdrew from merger negotiations with Memtec Limited. This unrelated transaction will minimise the total profitability effect that might otherwise have been expected.

When considering Memtec's consolidated position Management still believe that the EPS range in analysts forecasts available to the market for the quarter will approximate the actual result.

Memtec's order intake and backlog remain strong indicating that overall trading conditions remain firm.

Full details of Memtec's December Quarter performance will be released as planned on January 31 with a conference call planned for 9:30 am that morning, New York time.

Memtec, is a global materials sciences based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products under the trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Gaynor Brown,                   Barbara Smith                    Alison Cruddace
Investor Relations Manager
Memtec Limited                  Memtec America Corporation       Memcor Europe Limited
1 Memtec Parkway                9690 Deereco Road                Haarlem Mill, Derby Road
Windsor NSW 2756 Australia      Timonium MD 21093 USA            Wirksworth, Derbyshire, UK
Tel:  +61 45 77 0963            Tel:    +1 410 560 3022          Tel:   +441 629 826 258
Fax:  +61 45 77 6315            Fax:    +1 410 560 0949          Fax:   +441 629 825 017

                                 Appendix A.4

                        [LETTERHEAD OF MEMTEC LIMITED]

January 22, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021

Dear Sirs,

Memtec Limited - Press Release

Please find attached copy of a Press Release Memtec will be issuing today to the news services.

Yours faithfully,

/s/ David McGarvey

David McGarvey
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]

                                 Press Release


Sydney, Australia ........22 January 1997


NKK and Memtec combine to supply membrane filtration water purification system

NKK a major Japanese engineering company, has received an order from the township of Asuke in central Japan to supply an NKK-MEMCOR water purification system. This system uses Memtec's M10C CMF filters and will process up to 1,200,000 litres of water per day.

The order follows the successful evaluation by Japan's Ministry of Health and Public Welfare of Memtec's continuous microfiltration in the Membrane Aqua Century 21 trials for town drinking water. NKK's participation in this project has resulted in the commercialisation of the NKK-MEMCOR system.

The Asuke contract was awarded following demonstrations and verification tests conducted on site to develop measures to handle water colour problems, and the development of a domestic supply quality system that records the elimination of bacteria on a continuous basis.

This is the first of the membrane drinking water plants to be installed since the Ministry of Health and Public Welfare approvals were given and it is expected that many such installations will follow.

Memtec, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Gaynor Brown,                 Barbara Smith                 Alison Cruddace
Investor Relations Manger
Memtec Limited                Memtec America Corporation    Memcor Europe Limited
1 Memtec Parkway              9690 Deereco Road             Haarlem Mill, Derby Road
Windsor NSW 2755 Australia    Timonium MD 21093 USA         Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963           Tel: +1 410 560 3022          Tel: +441 629 826 258
Fax: +61 45 77 6315           Fax: +1 410 560 0949          Fax: +441 629 825 017

                                 Appendix A.5


                        [LETTERHEAD OF MEMTEC LIMITED]






January 28, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021

Dear Sirs,

Memtec Limited - Press Release: "Memtec's Capacity Expansion at DeLaud Officially Opened"

We attach copy of a Press Release Memtec will be issuing today to news services.

Yours faithfully,


/s/ Robert Postema
---------------------
Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


Press Release

            Memtec's capacity expansion at DeLand officially opened

Sydney, Australia.....28 January 1997/New York, USA.....27 January 1997.  The
100,000 square foot capacity expansion at Fluid Dynamic's DeLand facility has now formally opened. The construction was completed six weeks behind schedule as wet weather and hurricane warnings during 1988 restricted building work at critical times.

Mr. Thomas Hagan, President, Fluid Dynamics Business Group led the ribbon cutting opening ceremony, which was attended by The Mayor of DeLand, Volusia County representatives and a State of Florida congressional delegation.

Manufacturing equipment is now being installed in the new area and first production is expected to be shipped from the expansion in mid February. This equipment includes the first of novel and patented manufacturing processes developed by Fluid Dynamics to improve efficiencies and upgrade productivity while providing the increased throughput required by current and future orders.

During the last few months, three significant orders for polymer fibre processing filtration for PT Polysindo Eka Perkasa in Indonesia, Nan Ya Plastics Corporation in Taiwan, and Zimmer/Unifl for North Carolina, together with regular business, have raised backlog to record levels. The additional capacity will therefore be particularly timely in assuring that the fine tradition for service and on time delivery will be maintained by Fluid Dynamics in the important polymer market.

Mr. Denis Hanley, Chairman of Memtec Limited, congratulated the management and staff of the DeLand facility for their efforts in bringing the building on stream on budget in what has been an extremely busy period for them. It is a world class facility and one that all at Memtec are proud of.

Memtec, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz.



Gaynor Brown                      Barbara Smith                  Alison Cruddace
Investor Relations Manager
Memtec Limited                    Memtec America Corporation     Memcor Europe Limited
1 Memtec Parkway                  9690 Deereco Road              Haarlem Mill, Derby Road
Windsor NSW 2758 Australia        Timonium MD 21093 USA          Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963               Tel: +1 410 560 3022           Tel: +441 629 826 258
Fax: +61 45 77 6315               Tel: +1 410 560 0949           FAX: +441 629 825 017

                                Appendix A.6.1


                        [LETTERHEAD OF MEMTEC LIMITED]

January 31, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021



Dear Sirs

Report to Shareholders - Second Quarter 1997

Attached is a copy of Memtec Limited's Report to Shareholders for the Second Quarter of Fiscal 1997.

Please forward a record of release of the Announcement as soon as possible so we can distribute it more widely.

Yours sincerely


/s/ Belinda Christie

Belinda Christie for
Robert Postema
Corporate Secretary

                                    MEMTEC










                            REPORT TO SHAREHOLDERS
                                Quarter 2, 1997








                                Memtec Limited
                                ACN 002 490 208

To our shareholders

Earnings per share for the second quarter of fiscal 1997 were 24c, in line with market expectations. Good performances in the Memcor and Seitz divisions and a one time fee received in relation to the termination of the proposed merger with Gelman Sciences Inc. were offset by losses associated with delays in expanding and upgrading the Fluid Dynamics manufacturing facility in DeLand Florida and continued weakness in the French capital equipment market affecting Filterite.

Memtec's management still expect strong sales and earnings growth for the remainder of the year. Commenting on the result Mr. Hanley advised that while the delays in Florida were regrettable he was happy with the overall outcome for the first half of the year and based on bookings and backlog he remains optimistic as to a good full year performance.

Consolidated net sales for the three months ended December 31, 1996 increased 48% to US$59 million compared with US$40 million for the second quarter of fiscal 1996. Filterite net sales were unchanged at US$17 million, Fluid Dynamics net sales increased 22% to US$14 million, Memcor net sales increased 21% to US$13 million and Seitz net sales were US$15 million.

Consolidated operating profit for the three months ended December 31, 1996 increased 90% to US$4.2 million compared with US$2.2 million for the second quarter of fiscal 1996. Filterite operating profit decreased 27% to US$1.3 million, Fluid Dynamics operating profit decreased 79% to US$353,000, Memcor operating profit decreased marginally to US$70,000 and Seitz recorded an operating profit of US$2.2 million. The fee in relation to the terminated Gelman Sciences Inc. merger, net of related expenses totaled $1.7 million.

Consolidated net income for the three months ended December 31, 1996 was US$2.5 million (24 cents per share) compared with US$5.1 million (55 cents per share) for the three months ended December 31, 1995. While income before taxes for the quarter increased 91%, the net income comparison has been affected by large tax benefits booked in the second quarter of fiscal 1996.

Consolidated backlog at December 31, 1996 increased 16% to US$79 million compared with December 31, 1995. Filterite backlog was unchanged at US$6 million, Fluid Dynamics backlog decreased 18% to US$31 million, Memcor backlog increased 52% to US$36 million and Seitz backlog was US$6 million.

Consolidated net sales for the six months ended December 31, 1996 increased 56% to US$117 million compared with US$75 million for the first two quarters of fiscal 1996. Filterite net sales decreased marginally to US$33 million, Fluid Dynamics net sales increased 29% to US$28 million, Memcor net sales increased 44% to US$28 million and Seitz net sales were US$28 million.

Consolidated operating profit for the six months ended December 31, 1996 increased 86% to US$7.1 million compared with US$3.8 million for the first two quarters of fiscal 1996. Filterite operating profit decreased 21% to US$2.9 million, Fluid Dynamics operating profit decreased 71% to US$969,000, Memcor recorded an operating profit of $967,000 compared to a loss of $923,000 in the first two quarters of fiscal 1996, and Seitz recorded an operating profit of US$3.5 million.

Consolidated net income for the six months ended December 31, 1995 was US$4.8 million (45 cents per share) compared with US$5.7 million (67 cents per share) for the six months ended December 31, 1995. This comparison has also been affected by the large tax benefits booked in the first half of fiscal 1996.

Sydney, Australia.               31 January, 1997

                       Financial Statements (unaudited)
                    for the quarter ended December 31, 1996
   (Prepared in accordance with US Generally Accepted Accounting Principles)

Consolidated Statements of Operations


                                                    Three months ended December 31       Six months ended December 31

(in US$ thousands)                                        1996               1995              1996             1995
---------------------------------------------------------------------------------------------------------------------
Net sales                                               $ 59,343          $ 40,031         $ 117,203         $ 75,171
---------------------------------------------------------------------------------------------------------------------
Gross profit                                              21,094            14,258            41,756           25,821
Selling, general and administrative expenses             (16,102)          (10,354)          (31,323)         (16,663)
Research and development expenses                         (1,791)           (1,052)           (3,570)          (2,008)
Amortization of goodwill and other intangible assets        (740)             (643)           (1,475)          (1,320)
Merger termination fee, net                                1,742                 -             1,742                -
---------------------------------------------------------------------------------------------------------------------
Operating profit                                           4,203             2,707             7,130            3,830
Net interest                                              (1,127)             (412)           (2,277)            (946)
Other expense, net                                           (51)             (214)              (25)            (501)
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                 3,025             1,581             4,830            2,384
Income tax (provision) benefit                              (563)            3,522              (228)           3,352
---------------------------------------------------------------------------------------------------------------------
Net income                                              $  2,462          $  5,103         $   4,604         $  5,736
---------------------------------------------------------------------------------------------------------------------
Amortization and depreciation                           $  3,311          $  2,260         $   6,458         $  4,453
Earnings per share                                      $   0.24          $   0.55         $    0.45         $   0.57
---------------------------------------------------------------------------------------------------------------------


                       Financial Statements (unaudited)
                    for the quarter ended December 31, 1996
              (Prepared in accordance with US Generally Accepted
                            Accounting Principles)

Balance Sheet Data

                                         December 31

(in US$ thousands)                         1996                 1996
---------------------------------------------------------------------
Working capital                        $  79,378            $  71,573
Total assets                           $ 293,718            $ 221,894
Long-term obligations                  $  77,540            $  22,998
Shareholder's equity                   $ 175,708            $ 165,772
---------------------------------------------------------------------


                                Appendix A.6.2

                        [LETTERHEAD OF MEMTEC LIMITED]


February 14, 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs

Form 10-Q for the quarterly period ended December 31, 1996

Attached is a copy of Memtec Limited's Form 10-Q (without exhibits) for the quarterly period ended December 31, 1996.

The Form 10-Q is required to be, and has been, filed with the United States Securities and Exchange Commission in accordance with United States Securities Laws.

Please forward a record of release of the Announcement as soon as possible so we can distribute it more widely.

Yours sincerely


/s/ Robert Postema


Robert Postema
Corporate Secretary

      Memtec Limited's Quarterly Report on Form 10-Q for the quarterly period ending December 31, 1996 as filed with the Securities and Exchange Commission is not included in this filing.

                                 Appendix A.7

                        [LETTERHEAD OF MEMTEC LIMITED]


February 7, 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs,

Memtec Limited - Press Release: "$US4 million Continuous Microfiltration
Contract"

We attach copy of a Press Release Memtec will be issuing today to news services.


yours sincerely

/s/ Belinda Christie

Belinda Christie for
Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]

                                 News Release

                                MEMTEC LIMITED

Sydney, Australia.....February 7, 1997/New York, USA.....February 6, 1997

$US4 million Continuous Microfiltration Contract

Memtec Limited has been awarded a contract in excess of US$4 million to supply Continuous Microfiltration (CMF) for the upgrading of the Tauranga plant in New Zealand's north island. When completed, this plant will be the largest microfiltration drinking water plant in the southern hemisphere.

The 1995 New Zealand Drinking Water Standard identified Giardia and Cryptosporidium as problems that must be dealt with by local authorities. Because of similarities between the New Zealand Drinking Water Standard and the US Surface Water Treatment Rule, Tauranga council engaged US Consultants CH2mHill and local consultants Beca Carter to jointly advise on this project.

After extensive pilot testing of all major membrane water treatment technologies, Memtec's CMF was chosen as being both technically superior and the most cost effective.

Memtec is confident that the drinking water market will continue to expand in the Asian region as individual countries bring in regulatory controls which are similar to the US Surface Water Treatment Rule.

Memtec, is a global materials sciences based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products under the trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Gaynor Brown,              Barbara Smith              Alison Cruddace
Investor Relations Manager
Memtec Limited             Memtec America Corporation Memtec Europe Limited
1 Memtec Parkway           9890 Deereco Road          Hearlem Mill, Derby Road
Windsor NSW 2756 Australia Timonium MD 21093 USA      Wirksworth, Derbyshire, UK
Tel:  +61 45 77 0963       Tel:  +1 410 560 3022      Tel:  +441 629 826 258
Fax:  +61 45 77 6315       Fax:  +1 410 560 0949      Fax:  +441 629 825 017

                                 Appendix A.8

                        [LETTERHEAD OF MEMTEC LIMITED]


February 12, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021

Dear Sirs:

Memtec Limited - Press Release: "Memtec signs Multi-Option Multi-Currency Facility Agreement with CBA"

We attach copy of a Press Release Memtec will be issuing today to news services.

Yours sincerely


/s/ Robert Postema

Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


                                 Press Release

Sydney, Australia......February 12, 1997/New York, USA.....February 11, 1997

Memtec today announced the signing of a US$80 million Multi-Option, Multi-Currency Facility Agreement between the Commonwealth Bank of Australia, Memtec Limited, Memtec America Corporation and Memtec Finance Inc., the Company's US finance company.

The facility follows the issue of Senior Notes by Memtec Finance Inc. in June of 1996 and provides Memtec with funded credit facilities for working capital, capital expenditure and future unidentified acquisitions, as well as letter of credit, bank guarantee and performance bond facilities - of particular importance in the rapidly growing town water market.

While the facility is based and managed from the United States, it has the flexibility to be drawndown in a wide range of currencies and countries depending upon Memtec's requirements.

Oppenheimer & Co., Inc. acted as financial advisors to Memtec.

Memtec, is a global materials sciences based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products under the trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Gaynor Brown,              Barbara Smith              Alison Cruddace
Investor Relations Manager
Memtec Limited             Memtec America Corporation Memtec Europe Limited
1 Memtec Parkway           9690 Deereco Road          Haarlem Mill, Derby Road
Windsor NSW 2756 Australia Timonium MD 21093 USA      Wirksworth, Derbyshire, UK
Tel:  +61 45 77 0963       Tel:  +1 410 560 3022      Tel:  +441 629 826 258
Fax:  +61 45 77 6315       Fax:  +1 410 560 0949      Fax:  +441 629 825 017

                                 Appendix A.9

                        [LETTERHEAD OF MEMTEC LIMITED]


February 17 , 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021



Dear Sirs,

Memtec Limited - Press Release: "Melbourne Water installs Memtec's Continuous Microfiltration Technology"

We attach copy of a Press Release Memtec will be issuing today to news services.

Yours sincerely

/s/ Robert Postema


Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


                                 Press Release


Windsor, Australia.....February 17, 1997/New York, USA.....February 16, 1997


    Melbourne Water Installs Memtec's Continuous Microfiltration Technology


Memtec's Continuous Microfiltration (CMF) technology has been chosen by Melbourne Water for its Frogley and Cresswell Water Treatment Plants. These two water treatment plants supply drinking water to the township of Healesville, approximately 60 km east of Melbourne, Australia.

Over the last few months installation of the Cresswell water treatment facility in this environmentally sensitive area has been progressing and the equipment for this site has now been commissioned jointly with Melbourne Water.

Using Memtec's CMF technology, Melbourne Water is providing its retail customer, Yarra Valley Water, with up to 12 million litres of high quality water per day. Each plant is substantially remote-controlled and meets Melbourne Water's stringent new particle removal requirements.

Memtec remains confident that the drinking water market will continue to expand in the Asian region as individual countries introduce regulatory controls.

Memtec, is a global materials sciences based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products under the trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Gaynor Brown,                 Barbara Smith                 Alison Cruddace
Investor Relations Manager
Memtec Limited                Memtec America Corporation    Memtec Europe Limited
1 Memtec Parkway              9690 Deereco Road             Haarlem Mill, Derby Road
Windsor NSW 2756 Australia    Timonium MD 21093 USA         Wirksworth, Derbyshire, UK
Tel: +51 45 77 0963           Tel: +1 410 560 3022          Tel: +441 629 826 258
Fax: +51 45 77 6315           Fax: +1 410 560 0949          Fax: +441 629 825 017


                                 Appendix A.10

                        [LETTERHEAD OF MEMTEC LIMITED]

March 14, 1997



Companies Announcements Office
Australian Stock Exchange
10th Floor
20 Bond Street
Sydney NSW 2000



Dear Sir,


Appendix 4B:  Half Yearly Report

Please find attached the Appendix 4B: Half Yearly Report for the six months ended December 31, 1996 as required by Listing Rule 4.1.


Yours sincerely,


/s/ Robert Postema


Robert Postema
Company Secretary

      Memtec Limited's Half Yearly Report for the six months ended December 31, 1996 as filed with the Securities and Exchange Commission is not included in this filing.

                                 Appendix A.11


                        [LETTERHEAD OF MEMTEC LIMITED]

March 21, 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs,


Memtec Limited - Press Release: "Memtec Expansion"

We attach copy of a Press Release Memtec will be issuing today to news services.

Yours sincerely


/s/ Robert Postema

Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


March 26, 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021



Dear Sirs,


Memtec Limited - Press Release:  "Timonium Office Building"

We attach copy of a Press Release Memtec will be issuing today to news services.


Yours sincerely


/s/ Robert Postema

Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]



                                 Press Release

Windsor, Australia March 28, 1997/New York, USA, March 26, 1997

                           Timonium Office Building

Memtec's Board of Directors has given approval for the construction of a three storey building to house the non-manufacturing employees of Memtec's Filterite business group.

Filterite is based at Timonium, Maryland and for a number of years, managerial, sales, administrative, technical and clerical staff has been spread throughout Memtec's three manufacturing plants in the area, as well as in rental space located in a nearby office building.

The new building, to be situated at Memtec's Greenspring Drive site, will be readily accessible from Interstate 83 and will be central to the company's other Timonium operations. The building will provide a total of 45,000 sq. ft. of floor space and will bring all the Filterite non-manufacturing employees together in first class office accommodation.

Last year the Filterite group launched Memtec's new depth filtration product line, Nexis. This product is a patented new form of depth filter that greatly increases dirt holding capacity and is constructed with Memtec's CoLD(TM) technology.

There has been significant world wide interest in this product and the new office accommodation will free up valuable space for additional research and manufacturing activities needed to serve the projected growth in the company's business expected over the next few years.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz. Internet address: www.memtec.com

Gaynor Brown,                           Barbara Smith                      Alison Cruddace
Investor Relations Manager
Memtec Limited                          Memtec America Corporation         Memtec Europe Limited
1 Memtec Parkway                        9650 Deereco Road                  Haarlern Mill, Derby Road
Windsor NSW 2756 Australia              Timonium MD 21093 USA              Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963                     Tel:   +1 410 560 3022             Tel:   +441 629 826 258
Fax: +61 45 77 6315                     Fax:   +1 410 560 0949             Fax:   +441 629 825 017

                        [LETTERHEAD OF MEMTEC LIMITED]

Windsor, Australia ... March 21, 1997

                               Memtec Expansion

At Memtec's Board of Directors' meeting this month, the Directors approved extensions to the manufacturing capacity and the office space at the Windsor facility.

The Windsor plant is a Memcor Centre of Excellence, manufacturing modules and membrane for world wide distribution. It is also the regional headquarters of Memtec's Asian operations supporting Australia and Asia. In addition, Memtec Research Pty. Limited is housed and supported there.

During the last twelve months the Asian and US market opportunities for our Memcor products have expanded at a rapid rate. Bob Spender, who was previously President of Memtec Europe, has relocated to the USA to take up the challenging position of directing Memcor on a global basis. Since the large Kenosha order was received last year, orders for drinking water plants have come in from New Zealand, Australia and Japan. Further orders have been received from Korea and Singapore for the installation of our CMF technology to recover and reuse waste water in industrial plants.

Requests for quotation on new plants is also at an all time high.

As regulations tighten in the countries mentioned above and in others, further orders are expected for similar and larger plants. With Memcor backlog at an all time high, the early approval of the expansion of the manufacturing and office capacity at Windsor will ensure there is no delay in the supply of product in the forseeable future.

The Windsor facility's manufacturing will be expanded from 77,000 sq.ft. to 150,000 sq.ft.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz. Internet address: www.memtec.com

Gaynor Brown,                           Barbara Smith                      Alison Cruddace
Investor Relations Manager
Memtec Limited                          Memtec America Corporation         Memtec Europe Limited
1 Memtec Parkway                        9650 Deereco Road                  Haarlern Mill, Derby Road
Windsor NSW 2756 Australia              Timonium MD 21093 USA              Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963                     Tel:   +1 410 560 3022             Tel:   +441 629 826 258
Fax: +61 45 77 6315                     Fax:   +1 410 560 0949             Fax:   +441 629 825 017

                                 Appendix A.12

                        [LETTERHEAD OF MEMTEC LIMITED]


March 26, 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021

Dear Sirs,

Memtec Limited - Press Release:  "Timonium Office Building"

We attached copy of a Press Release Memtec will be issuing today to news services.


Yours sincerely

/s/ Robert Postema


Robert Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]

                                 Press Release


Windsor, Australia March 26, 1997/New York, USA. March 26, 1997

                           Timonium Office Building


Memtec's Board of Directors has given approval for the construction of a three storey building to house the non-manufacturing employees of Memtec's Filterite business group.

Filterite is based at Timonium, Maryland and for a number of years, managerial, sales, administrative, technical and clerical staff has been spread throughout Memtec's three manufacturing plants in the area, as well as in rental space located in a nearby office building.

The new building, to be situated at Memtec's Greenspring Drive site, will be readily accessible from interstate 83 and will be central to the company's other Timonium operations. The building will provide a total of 45,000 sq. ft. of floor space and will bring all the Filterite non-manufacturing employees together in first class office accommodation.

Last year the Filterite group launched Memtec's new depth filtration product line, Nexis. This product is a patented new form of depth filter that greatly increases dirt holding capacity and is constructed with Memtec's
CoLD(TM) technology.

There has been significant world wide interest in this product and the new office accommodation will free up valuable space for additional research and manufacturing activities needed to serve the projected growth in the company's business expected over the next few years.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz. Internet address: www.memtec.com

Gaynor Brown,                 Barbara Smith                 Alison Cruddace
Investor Relations Manager
Memtec Limited                Memtec America Corporation    Memtec Europe Limited
1 Memtec Parkway              9690 Deereco Road             Haarlem Mill, Derby Road
Windsor NSW 2756 Australia    Timonium MD 21093 USA         Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963           Tel: +1 410 560 3022          Tel: +441 629 826 258
Fax: +61 45 77 6315           Fax: +1 410 560 0949          Fax: +441 629 825 017

                            [LETTERHEAD OF MEMTEC LIMITED]

                                Appendix A.13.1


April 29, 1997

Australian Stock Exchange Limited
Company Accouncements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021



Dear Sirs

Report to Shareholders - Third Quarter 1997

Attached is a copy of Memtec Limited's Report to Shareholders for the Third Quarter of Fiscal 1997 for release to the market.

Yours sincerely


Robert Postema
Corporate Secretary

                                    MEMTEC














                            REPORT TO SHAREHOLDERS
                                QUARTER 3, 1997








                                Memtec Limited
                                ACN 002 490 206

To our shareholders

Earnings for the third quarter of fiscal 1997 were $2.2 million or 22 cents per share, and in line with market expectations.

Net sales for the three months ended March 31, 1997 increased 40% to US$59 million compared with US$42 million for the third quarter of fiscal 1996. Net sales for the nine months ended March 31, 1997 increased 50% to US$176 million compared with US$117 million for the first three quarters of fiscal 1996.

Operating profit for the three months ended March 31, 1997 increased 31% to US$4.4 million compared with US$3.4 million for the third quarter of fiscal 1996. Operating profit for the nine months ended March 31, 1997 increased 60% to US$11.5 million compared with US$7.2 million for the first three quarters of fiscal 1996.

Income before taxes for the three months ended March 31, 1997 increased 10% to US$3.1 million compared with US$2.8 million for the third quarter of fiscal 1996. Income before taxes for the nine months ended March 31, 1997 increased 52% to US$8.0 million compared with US$5.2 million for the first three quarters of fiscal 1996.

Net income for the three months ended March 31, 1997 was US$2.2 million
(22 cents per share) compared with US$2.3 million (22 cents per share) for the three months ended March 31, 1996. Net income for the nine months ended March 31, 1997 was US$6.8 million (66 cents per share) compared with US$8.0 million (88 cents per share) for the nine months ended March 31, 1996. This comparison has been affected by a 47 cent tax benefit booked in the second quarter of fiscal 1996.

Backlog at March 31, 1997 increased 3% to US$67 million compared with March 31, 1996. Filterite backlog increased 6% to US$6 million, Fluid Dynamics backlog decreased 34% to US$24 million, Memcor backlog increased 34% to US$33 million and Seitz backlog was US$5 million.

                       Financial Statements (unaudited)
                     for the quarter ended March 31, 1997
 (Prepared in accordance with the US Generally Accepted Accounting Principles)

Consolidated Statements of Operations

                                                        Three months ended March 31            Nine months ended March 31
(In US$ thousands)                                          1996             1997                   1996          1997
-------------------------------------------------------------------------------------------------------------------------
Net Sales                                                $ 41,911           $ 58,608              $117,082      $175,811
-------------------------------------------------------------------------------------------------------------------------
Gross profit                                               15,215             22,248                42,036        64,004
Selling, general and administrative expenses              (10,010)           (15,433)              (29,673)      (45,758)
Research and development expenses                          (1,193)            (1,599)               (3,201)       (5,169)
Amortization of goodwill and other intangibles               (882)              (855)               (1,982)       (2,130)
Merge termination (expense) fee, net                            -               (188)                    -         1,554
-------------------------------------------------------------------------------------------------------------------------
Operating profit                                            3,350              4,373                 7,180        11,503
Net interest                                                 (388)            (1,299)               (1,333)       (3,576)
Other Income (expense), net                                  (118)                50                  (518)           27
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                  2,844              3,124                 5,225         7,954
Income tax (provision) benefit                               (581)              (909)                2,771        (1,135)
-------------------------------------------------------------------------------------------------------------------------
Net income                                               $  2,263           $  2,215              $  7,998      $  6,819
-------------------------------------------------------------------------------------------------------------------------
Amortization and depreciation                            $  2,386           $  3,330              $  8,839      $  9,788
-------------------------------------------------------------------------------------------------------------------------
Earnings per share                                       $   0.22           $   0.22              $   0.88      $   0.66
-------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
                                                                                                        March 31
(In US$ thousands)                                                                                1996          1997
-------------------------------------------------------------------------------------------------------------------------
Working capital                                                                                 74,504        75,648
Total assets                                                                                   227,625       288,050
Long-term obligations                                                                           24,603        75,850
Shareholders' equity                                                                           168,892       171,570

The following table shows for each of Memcor, Filterite, Fluid Dynamics and Seitz, the net sales, net sales growth over the prior comparable period, operating profit and operating profit as a percentage of net sales:

                                    1996          1996         1997            1997          1997       Year to Date March 31
(In US$ thousands)                 Qtr 3         Qtr 4        Qtr 1           Qtr 2         Qtr 3         1996         1997
------------------------------------------------------------------------------------------------------------------------------------
SALES
-----
Memcor                          $ 11,877      $ 14,816      $ 14,585        $ 13,069      $ 14,351      $ 31,125     $ 42,005
                                      39%           14%           73%             21%           21%           15%          35%
Filterite                         17,329        17,330        16,004          16,951        17,142        51,219       50,127
                                       9%            2%           (3%)            (2%)          (1%)          17%          (2%)
Fluid Dynamics                    12,705        16,232        14,066          14,393        13,067        34,738       41,526
                                      20%           48%           38%             22%            3%            4%          20%
Seitz                                  -         9,046        13,205          14,900        14,048             -       42,153
                                ---------------------------------------------------------------------------------------------
                                $ 41,911      $ 57,424      $ 57,860        $ 59,343      $ 58,608      $117,082     $175,811
                                      20%           40%           65%             48%           40%           12%          50%
                                ---------------------------------------------------------------------------------------------
OPERATING PROFIT
----------------
Memcor                          $    494      $    801      $    897        $     70      $  1,265      $   (428)    $  2,232
                                       4%            5%            6%              1%            9%           (1%)          5%
Filterite                          1,724         1,508         1,599           1,323         1,515         5,424        4,437
                                      10%            9%           10%              8%            9%           11%           9%
Fluid Dynamics                     1,925         1,778           616             354         1,540         5,214        2,510
                                      15%           11%            4%              2%           12%           15%           6%
Seitz                                  -         1,531         1,254           2,235         2,211             -        5,700
                                                    17%            9%             15%           16%                        14%
Unallocated Corporate               (793)       (1,863)       (1,439)         (1,521)       (1,970)       (3,030)      (4,930)
Acquisition & Finance Costs            -          (543)            -           1,742          (188)            -        1,554
                                ---------------------------------------------------------------------------------------------
                                $  3,350      $  3,412      $  2,927        $  4,203      $  4,373      $  7,180     $ 11,503
                                       8%            6%            5%              7%            7%            6%           7%
                                ---------------------------------------------------------------------------------------------

Commenting on the results Memtec's Chairman, Mr Denis Hanley pointed to the record operating profit and income before taxes achieved in the quarter. In relation to the individual product lines Mr Hanley noted that Memcor continued to grow strongly with a backlog of US$33 million (a 34% increase over March 31, 1996) and that Memcor's year on year increase in operating profit was in line with expectations given its strong sales growth. Filterite's overall reported sales growth was flat, but continuing problems in the French capital equipment market reduced growth by 4% and was exacerbated by a 4% unfavourable currency swing masking sales growth in the other geographic markets. Fluid Dynamics operating profit for the quarter improved somewhat as manufacturing difficulties were overcome however, not all improvements have yet cleared the work in progress accounts. Seitz sales growth remained relatively flat while operating profits have been greater than anticipated. Mr Hanley noted that Seitz operating profit rates may not be maintained once investment in growth commences. All in all Mr Hanley considered the quarter pleasing.


Sydney, Australia,           29 April, 1997


The matters disclosed in this release and in any future oral and written statements by Memtec or its management, that are 'forward looking statements' for the purpose of the Rules of the Securities Act of 1933 of the United States of America, are made in good faith based on current expectations of Memtec's management. Any such forward looking statements are subject to risks and uncertainties, many of which are beyond the control of Memtec and its management. As a result of these risks and uncertainties, actual results could materially differ from the results expressed or implied by the forward looking statements. For a description of the kinds of risks and uncertainties to which Memtec's business is subject from time to time, reference should be made to Memtec's filings at the United States Securities and Exchange Commission.

                                Appendix A.14

                        [LETTERHEAD OF MEMTEC LIMITED]


29 May 1997


Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
SYDNEY  NSW  2000

By fax:     61 2 977 81011


Dear Sirs

Press Release: Acquisition of Vessel srl

We attach copy of a Press Release relating to the above matter. As the transaction was concluded on 28 May 1997 (Milan time), the announcement was made immediately to the Nasdaq National Market and to Overseas Business Services prior to release to ASX.

Yours faithfully


/s/ Robert Postema
Robert Postema
Corporate Secretary


Attach:

                        [LETTERHEAD OF MEMTEC LIMITED]


                             Alfa Press Release

                  MEMTEC ANNOUNCES ACQUISITION OF VESSEL SRL

Windsor, Australia May 29, 1997/New York, USA May 28, 1997

Memtech Limited announced today that it has acquired all of the issued and outstanding shares of Vessel srl ("Vessel"). Vessel is located in Milan, Italy.

Vessel engineers and manufactures filter housings and sells a wide range of filter cartridges into various markets in Italy. Key markets for Vessel include the automotive paints market, the chemical process markets, the reverse osmosis pre-treatment market and the food and beverage markets.

The acquisition of Vessel provides Memtec with entry into the Italian filtration market. The management team responsible for the establishment and development of Vessel have agreed to continue to manage and develop the business as part of the Memtec group with particular emphasis on developing markets for Memtec products in Italy.

The acquisition agreement was signed on 28 May 1997 (Milan time). Memtec will pay approximately USD $3.0 million in cash to purchase all the shares.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the Americas, Europe and Asia Pacific. It sells products to selected major purification markets under the divisional trade names Memcor, Filterite, Fluid Dynamics and Seitz.

Australia
Gaynor Brown
1 Memtec Parkway       Tel: +61(045)77 0963
Windsor NSW 2756       Fax: +61(045)77 6315

USA
Barbara Smith
9690 Deereco Road      Tel: +1(410) 560 3022
Timonium MD 21093      Fax: +1(410) 560 0949

UK
Alison Cruddace
Derby Road,
Wirksworth             Tel: +44(162)982 6258
Derbyshire DE4 4BG     Fax: +44(162)982 5017

                                Appendix A.15

                        [LETTERHEAD OF MEMTEC LIMITED]
30 June 1997



The Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney  NSW   2000

Facsimile: 1300 300 021



Dear Sirs


     Memtec Limited Press Release: Largest CMF/RO waste water recycle plant to be installed in California


We attach copy of a press release Memtec will be issuing today to the news services.


Yours sincerely

/s/ ^^
for
Corporate Secretary

                            [LETTERHEAD OF MEMTEC]

Press Release

Windsor, Australia.  June 30, 1997/New York, USA June 29, 1997

Largest CMF/RO waste water recycle plant to be installed in California

The largest Continuous Microfiltration/Reverse Osmosis waste water plant is to be installed by The West Basin Municipal Water District - Carson, California.

The plant, to be delivered during March, 1998, will use Memtec's M10C CMF filters to produce nearly 4 million gallons of feed water per day and will provide process water to the Mobil Oil refinery in Carson.

This is the second order for Memtec's CMF technology placed by the West Basin Authority. During 1996, the Authority installed a CMF plant to prefilter feed water, providing 3 million gallons per day to a Reverse Osmosis plant in El Segundo, California. This was the first major facility in the US to utilise microfiltration/reverse osmosis on secondary waste water for ground water protection. Continuous Microfiltration was installed to replace the existing lime clarification process and at that stage, was the largest CMF plant processing waste water.

The receipt of this second order from West Basin is most significant and demonstrates the Authority's continuing confidence in the quality and performance of Memtec's Continuous Microfiltration technology.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade names of Memcor, Filterite, Fluid Dynamics and Seltz. Internet address:www.memtec.com.

Gaynor Brown                            Barbara Smith                      Alison Cruddace
Investor Relations Manager
Memtec Limited                          Memtec America Corporation         Memtec Europe Limited
1 Memtec Parkway                        9690 Deereco Road                  Hearlern Mill, Derby Road
Windsor NSW 2756 Australia              Timerium MD 21093 USA              Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963                     Tel:   +1 410 560 3022             Tel:   +44 162 9826 258
Fax: +61 45 77 6315                     Fax:   +1 410 560 0949             Fax:   +44 162 9825 017

                                 Appendix A.16

                            [LETTERHEAD OF MEMTEC LIMITED]
July 11, 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 2000
Fax No. 1300 300 021


Dear Sirs

Memtec Limited - Press Release: "Further Large Orders for Memtec's Continuous Microfiltration"

We attach copy of a Press Release Memtec will be issuing today to news services.


Yours sincerely

/s/ Robert Postema

Robert Postema
Corporate Secretary


Enc

                        [LETTERHEAD OF MEMTEC LIMITED]



                                 Press Release

Windsor, Australia July 11, 1997/New York, USA July 10, 1997

         Further Large Orders for Memtec's Continuous Microfiltration

During June 1997, Memtec's Memcor Division received a number of orders for its Continuous Microfiltration Technology totalling in excess of $12 million to finish the 1997 year on a high note and provide the backlog necessary for the expected sales in 1998.

The largest of these orders was from the City of Scottsdale, Arizona.

The Scottsdale plant has been designed with two objectives. First, after using the Memcor M10C filters as pretreatment to reverse osmosis on secondary treated waste water, the purified water can be injected into the ground water table. Secondly, the plant can be used to filter surplus surface water imported from the Colorado river for the same purpose.

With a capacity of 26 million gallons per day, the Scottsdale plant is the largest order for waste water recycle received to date. It will be on line in eighteen months.

During the next twelve months, more Memcor CMF capacity will be delivered than has previously been installed since 1986. This indicates the level of acceptance of Memtec's membrane technology.

Commenting on these latest orders, Memtec's Chairman, Denis Hanley stated that although planned and expected, these orders provide a strong underpinning for his confidence in Memtec's continued growth.

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the divisional trade names of Memcor, Filterite, Fluid Dynamics and Seitz. Internet address: www.memtec.com.

Gaynor Brown                            Barbara Smith                      Alison Cruddace
Investor Relations Manager
Memtec Limited                          Memtec America Corporation         Memtec Europe Limited
1 Memtec Parkway                        9690 Deereco Road                  Haarlem Mill, Derby Road
Windsor NSW 2756 Australia              Timonium MD 21093 USA              Wirksworth, Derbyshire, UK
Tel: +61 45 77 0963                     Tel:   +1 410 560 3022             Tel:   +441 629 826 258
Fax: +61 45 77 6315                     Fax:   +1 410 560 0949             Fax:   +441 629 825 017

                                Appendix A.17

                        [LETTERHEAD OF MEMTEC LIMITED]


August 15, 1997

Australian Stock Exchange Limited
Companies Announcements Office
10th Floor
20 Bond Street
Sydney  NSW  2000
Fax No. 1300 300 021


Dear Sir

Memtec Limited - Fiscal 1997 - Fourth Quarter Results

Attached is a copy of Memtec Limited's Report to Shareholders for the Fourth Quarter of Fiscal 1997.

Please forward a record of release of the Announcement as soon as possible so we can distribute it more widely.

Yours sincerely


/s/ Robert Postema
Robert Postema
Corporate Secretary

Enc

                                    MEMTEC









                            REPORT TO SHAREHOLDERS
                                QUARTER 4, 1997











                                Memtec Limited
                                ACN 002 490 208

To our shareholders

Earnings for the fourth quarter of fiscal 1997 were $677,000 or 7 cents per share after recording losses, restructuring charges and asset write-downs totaling $2.6 million (equivalent to 16 cents per share after tax) in relation to Memtec's Filterite operations in France. The restructuring will focus the French operations on global brands and away from non core engineering businesses previously conducted exclusively in France.

A further restructuring charge of approximately $2.3 million pre tax is expected to be recorded in the first quarter of fiscal 1998.

During the quarter Filterite negotiated an agreement with a division of a large multinational for funding certain of Filterite's R&D programs. Ratification by the Operating Committee of the multinational is still outstanding and while it is expected, the anticipated US$2 million contribution to Filterite revenues and profit has not been booked in fiscal 1997.

Net revenues for the three months ended June 30, 1997 increased 18% to US$88 million compared with US$57 million for the fourth quarter of fiscal 1996. Net revenues for the twelve months ended June 30, 1997 increased 40% to US$244 million compared with US$175 million for fiscal 1996.

Operating profit for the three months ended June 30, 1997 decreased 39% to US$2.1 million compared with US$3.4 million for the fourth quarter of fiscal 1996. Operating profit for the twelve months ended June 30, 1997 increased 28% to US$13.6 million compared with US$10.6 million for fiscal 1996.

Income before taxes for the three months ended June 30, 1997 decreased 68% to US$848,000 compared with US$2.7 million for the fourth quarter of fiscal 1996. Income before taxes for the twelve months ended June 30, 1997 increased 11% to US$8.8 million compared with US$7.9 million for fiscal 1996.

Net income for the three months ended June 30, 1997 was US$677,000 (7 cents per share) compared with US$3.1 million (30 cents per share) for the three months ended June 30, 1996. Net income for the twelve months ended June 30, 1997 was US$7.5 million (73 cents per share) compared with US$11.1 million ($1.18 per share) for the twelve months ended June 30, 1996. This comparison has been particularly affected by a large tax benefit booked in the second quarter of fiscal 1996.

Backlog at June 30, 1997 was US$74 million. Filterite backlog increased 41% to US$8 million, Fluid Dynamics backlog decreased 50% to US$20 million, Memcor backlog increased 18% to US$40 million and Seitz backlog was unchanged at US$6 million.

                       Financial Statements (unaudited)
                      for the quarter ended June 30, 1997
(Prepared in accordance with the US Generally Accepted Accounting Principles)

Consolidated Statements of Operations

                                                  Three months ended June 30                Twelve months ended June 30
(in US$ thousands)                                     1996        1997                          1996          1997
------------------------------------------------------------------------------------------------------------------------
Net Revenues                                     $  57,424       $  67,805                   $ 174,506      $  243,616
------------------------------------------------------------------------------------------------------------------------
Gross profit                                        19,612          23,974                      61,648          87,978

Selling, general and administrative expenses       (13,570)        (17,558)                    (43,243)        (64,314)

Research and development expenses                   (1,386)         (1,905)                     (4,587)         (7,074)

Amortization of goodwill and other intangibles        (701)           (738)                     (2,683)         (2,868)

French restructuring costs and asset                     -          (1,677)                          -          (1,677)
 write-downs

Merger termination fee, net                              -               -                           -           1,554

Financing and acquisition costs                       (543)              -                        (543)              -
------------------------------------------------------------------------------------------------------------------------
Operating profit                                     3,412           2,096                      10,592          13,599

Net interest                                          (706)         (1,336)                     (2,039)         (4,912)

Other income (expense), net                            (23)             88                        (642)            115
------------------------------------------------------------------------------------------------------------------------
Income before income taxes                           2,683             848                       7,911           8,802

Income tax (provision) benefit                         389            (171)                      3,160          (1,306)
------------------------------------------------------------------------------------------------------------------------
Net income                                       $   3,072       $     677                   $  11,071      $    7,496
========================================================================================================================
Amortization and depreciation                    $   2,971       $   3,711                   $   9,810      $   13,499
------------------------------------------------------------------------------------------------------------------------
Earnings per share                               $    0.30       $    0.07                   $    1.18      $     0.73
------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data

                                                                                                       June 30
(in US$ thousands)                                                                               1996           1997
------------------------------------------------------------------------------------------------------------------------
Working capital                                                                                $  79,432      $  70,794

Total assets                                                                                     299,792        310,617

Long-term obligations                                                                             77,549         74,706

Shareholders' equity                                                                             171,538        169,274

The following table shows for each of Memcor, Filterite, Fluid Dynamics and Seitz, the net revenues, net revenue growth over the prior comparable period, operating profit and operating profit as a percentage of net revenues. Note that commencing this quarter, Healthcare is reported as a part of Filterite (formerly Memcor). Prior 1997 quarters have therefore been restated. The effect of these changes on prior years is not material.

                                    1996          1997         1997            1997          1997        Year to Date June 30
(In US$ thousands)                 Qtr 4         Qtr 1        Qtr 2           Qtr 3         Qtr 4          1996         1997
------------------------------------------------------------------------------------------------------------------------------------
REVENUES
--------
Memcor                          $ 14,816      $ 14,432      $ 13,006        $ 14,415      $ 18,890      $ 45,941     $ 60,743
                                      14%           71%           20%             21%           27%           15%          32%
Filterite                         17,330        16,157        17,044          17,078        19,838        68,549       70,117
                                       2%           (2%)          (2%)            (1%)          14%          13%            2%
Fluid Dynamics                    16,232        14,066        14,393          13,067        15,310        50,970       56,836
                                      48%           38%           22%              3%           (8%)          15%          12%
Seitz                              9,048        13,205        14,900          14,048        13,767         9,046       55,920
                                ---------------------------------------------------------------------------------------------
                                $ 57,424      $ 57,860      $ 59,343        $ 58,608      $ 67,805      $174,506     $243,616
                                      40%           65%           48%             40%           18%           20%          40%
                                ---------------------------------------------------------------------------------------------
OPERATING PROFIT
----------------
Memcor                          $    802      $    885      $     69        $  1,231      $    985      $    373     $  3,170
                                       5%            6%            1%              9%            5%            1%           5%
Filterite                          1,507         1,511         1,324           1,549         1,331         6,932        5,815
                                       9%           10%            8%              9%            7%           10%           8%
Fluid Dynamics                     1,779           616           364           1,540         1,577         6,992        4,087
                                      11%            4%            2%             12%           10%           14%           7%
Seitz                              1,531         1,254         2,235           2,211         1,809         1,531        7,509
                                      17%            9%           15%             16%           13%           17%          13%
Unallocated Corporate             (1,664)       (1,439)       (1,521)         (1,970)       (1,929)       (4,693)      (6,859)
French restructuring  costs            -             -             -               -        (1,677)            -       (1,677)
Merger termination  fee
 (expenses), net                       -             -         1,742            (188)            -             -        1,554
Financing and
 acquisition cost                   (543)            -             -               -             -          (543)           -
                                ---------------------------------------------------------------------------------------------
                                $  3,412      $  2,927      $  4,203        $  4,373      $  2,096      $ 10,592     $ 13,599
                                       6%            5%            7%              7%            3%            6%           6%
                                ---------------------------------------------------------------------------------------------

Commenting on the quarter Memtec's Chairman, Mr. Denis Hanley noted that while the results were dominated by the Filterite restructure in France and the delay in ratification of the Filterite R&D funding, net revenues had increased by 18% for the quarter and 40% for the fiscal year.

Strategically Mr. Hanley highlighted the strong Seitz operating profit as pleasing for its first full year of operations; Memcor's strong growth with backlog reaching US$40 million and an operating profit for the year of $3.2 million (5% of net revenues); Fluid Dynamics operating profit recovery (10% of net revenues); and Filterite's quarter four revenue growth of 14%.

Mr. Hanley noted that the lower 1997 Fluid Dynamics backlog is consistent with historical trends, backlog at the end of 1998 being exceptional.




Sydney, Australia,              August 15, 1997




The matters disclosed in this release and in any future oral and written statements by Memtec or its management, that are `forward looking statements' for the purpose of the Rules of the Securities Act of 1933 of the United States of America, are made in good faith based on current expectations of Memtec's management. Any such forward looking statements are subject to risks and uncertainties, many of which are beyond the control of Memtec and its management. As a result of these risks and uncertainties, actual results could materially differ from the results expressed or implied by the forward looking statements. For a description of the kinds of risks and uncertainties to which Memtec's business is subject from time to time, reference should be made to Memtec's filings at the United States Securities and Exchange Commission.

                                 Appendix A.18

                        [LETTERHEAD OF MEMTEC LIMITED]


12 September 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney  NSW  2000

By Fax: 1300 300 021

Dear Sir

Memtec Limited: Preliminary Final Report

In accordance with Listing Rule 4.3, following is Memtec's preliminary final report for the fiscal year ended June 30, 1997.

Yours sincerely

/s/ Robert C. Postema

Robert C. Postema
Corporate Secretary

                                                                     Appendix 4B

                                            Half yearly/preliminary final report
--------------------------------------------------------------------------------

                                                                  Rules 4.1, 4.3

                                  APPENDIX 4B

                     Half Yearly/Preliminary Final Report

Introduced 1/7/96,  Origin: Appendices 3, 4.

  Name of Entity
------------------------------------------------------------------------------
  MEMTEC LIMITED
------------------------------------------------------------------------------

   ACN OR ARBN      Half Yearly       Preliminary        Half Year/Financial Year Ended
---------------       (tick)          Final (tick)             ("Current Period")
002 490 208              [_]               [X]           ------------------------------
---------------                                          30 JUNE 1997
                                                         ------------------------------

FOR ANNOUNCEMENT TO THE MARKET
Extracts from this statement for announcement to the market (see note 1).

-----------------------------------------------------------------------------------------------
                                                                                         $A'000
Sales (or equivalent operating) revenue (item 1.1)                     up   33%      to 309,891
/+/Operating profit (loss) before abnormal items and tax (item 1.4)    up    6%      to   8,520
Abnormal items before tax (item 1.5)                                   loss of              136
/+/Operating profit (loss) after tax but before outside /+/equity
interests (item 1.8)                                                   up    2%      to   6,981
Extraordinary items after tax attributable to members (item 1.13)   gain (loss) of          Nil
/+/Operating profit (loss) and extraordinary items after tax
attributable to members (item 1.16)                                    up     2%     to   6,981
Exploration and evaluation expenditure incurred (item 5.2)          up/down   %      to     Nil
Exploration and evaluation expenditure written off (item 5.3)       up/down   %      to     Nil
-----------------------------------------------------------------------------------------------
 Dividends     Franking rate applicable                            39%      36%         33%
-----------------------------------------------------------------------------------------------

 Current period                                      10 cent N/A       Nil cent   N/A

 Previous corresponding period                       10 cent Nil cent  Nil cent   Nil cent
-----------------------------------------------------------------------------------------------
 /+/Record date for determining entitlements to the dividend,
 (in case of a trust, distribution) (see item 15.2)           7 November, 1997
-----------------------------------------------------------------------------------------------
Short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

Memtec's operations in America, Europe and Asia are significantly larger than those in Australia and the predominant trading currency of Memtec is the US
Dollar. Memtec therefore prepares its primary financial statements in US dollars and in accordance with accounting principles generally accepted in the United
States of America ("USGAAP"). The 1997 USGAAP results were released to the ABX on 15 August, 1997 and disclosed a profit after tax for the year of
US$7,495,000. Shareholders should refer to the Form 10-K, to be filed with the
United States Securities and Exchange Commission and released to the ASX by 25
September 1997 for a detailed commentary on the results of the 1997 fiscal year.
The difference between the USGAAP result and the Australian result arises primarily from different accounting treatment for goodwill amortisation and income tax.
-----------------------------------------------------------------------------------------------

+ See chapter 19 for defined terms.

1/7/96                                                      Appendix 4B Page 1

Appendix 4B
Half yearly/preliminary final report

--------------------------------------------------------------------------------

Consolidated Profit and Loss Account
(The figures are not equity accounted)

                                                                           Current Period           Previous
                                                                                                  Corresponding
                                                                                $A'000                Period
                                                                                                      $A'000
                                                                           --------------------------------------
1.1   Sales (or equivalent operating) revenue                                     309,891                232,283
1.2   Other revenue                                                                 5,641                  2,304
                                                                           --------------------------------------
1.3   Total Revenue                                                               315,532                234,587
-----------------------------------------------------------------------------------------------------------------
1.4   +Operating Profit (Loss) Before Abnormal Items and
      Tax                                                                           8,520                  8,054
1.5   Abnormal Items before tax (detail in Item 2.1)                                 (136)                     -
                                                                           --------------------------------------
1.6   +Operating profit (loss) before tax (items 1.4 + 1.5)                         8,384                  8,054
1.7   Less tax                                                                     (1,403)                (1,185)
                                                                           --------------------------------------
1.8   +Operating profit (loss) after tax but before outside
      +equity interests                                                             6,981                  6,869
1.9   Less outside +equity interests                                                    -                      -
                                                                           --------------------------------------
1.10  +Operating Profit (Loss) After Tax Attributable to
      Members                                                                       6,981                  6,869
1.11  Extraordinary Items after tax (detail in Item 2.3)                                -                      -
1.12  Less outside +equity Interests                                                    -                      -
                                                                           --------------------------------------
1.13  Extraordinary Items after tax attributable to members                             -                      -
-----------------------------------------------------------------------------------------------------------------
1.14  Total +operating Profit (Loss) and Extraordinary
      Items After Tax (items 1.6 + 1.11)                                            6,981                  6,869
1.15  +Operating profit (loss) and extraordinary items after tax
      attributable to outside +equity Interests (Items 1.9 + 1.12)                      -                      -
-----------------------------------------------------------------------------------------------------------------
1.16  +Operating Profit (Loss) and Extraordinary Items
      After Tax Attributable to Members (Items 1.10 + 1.13)                         6,981                  6,869
1.17  Retained profits (accumulated losses) at beginning of
      financial period                                                             22,919                 17,077
1.18  Aggregate of amounts transferred from reserves                                    -                      -
-----------------------------------------------------------------------------------------------------------------
1.19  Total available for appropriation (carried forward)                          29,900                 23,946
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
+See chapter 19 for defined terms.

Appendix 4B Page 2                                                        1/7/96

                                                                     Appendix 4B
                                            Half yearly/preliminary final report
--------------------------------------------------------------------------------
Consolidated Profit and Loss Account Continued

1.19  Total available for appropriation (brought forward)              29,900               23,946
1.20  Dividends provided for or paid                                   (1,033)              (1,027)
1.21  Aggregate of amounts transferred to reserves                          -                    -
1.22  Retained Profits (Accumulated Losses) at end of
      Financial Period                                                 28,867               22,919

Abnormal and Extraordinary Items

                                                               Consolidated - Current Period
                                                      Before Tax        Related Tax         After Tax
                                                        $A'000             $A'000            $A'000
2.1  Abnormal items
     -Gelman termination fee, net                          1,997             (719)              1,278
     -restructuring charges and asset write-
      downs French Filterite operations                   (2,133)               -              (2,133)
2.2  Total Abnormal Items                                   (136)            (719)               (855)
2.3  Extraordinary Items                                       -                -                   -
2.4  Total Extraordinary Items                                 -                -                   -

Comparison of Half Year Profits
(Preliminary final statement only)

                                                                 Current Year         Previous Year
                                                                   $A'000                  $A'000
3.1  Consolidated +operating profit (loss) after tax
     attributable to members reported for the 1st half
     year (item 1.10 in the half yearly statement)                      2,325                   800
3.2  Consolidated +operating profit (loss) after tax
     attributable to members for the 2nd half year                      4,556                 6,269

--------------------------------------------------------------------------------
+See chapter 19 for defined terms.

1/7/96                                                        Appendix 4B Page 3

Appendix 4B

Half yearly/preliminary final report
--------------------------------------------------------------------------------
Consolidated Balance Sheet
(See note 5)

                                                                  -----------------------------------------------------------
                                                                     At End of            As Shown In            As In Last
                                                                  Current Period          Last Annual           Half Yearly
                                                                      $A'000                 Report              Statement
                                                                                             $A'000                $A'000
                                                                  -----------------------------------------------------------
      Current Assets
4.1   Cash                                                            43,846                 35,641                24,509
4.2   Receivables                                                     69,131                 62,322                69,173
4.3   Investments                                                          -                      -                     -
4.4   Inventories                                                     62,030                 56,824                57,528
4.4   Other (provide details if material)                              7,906                  8,555                 6,134
                                                                  -----------------------------------------------------------
4.5   Total Current Assets                                           183,013                163,242               147,344
-----------------------------------------------------------------------------------------------------------------------------
      Non-Current Assets
4.6   Receivables                                                      4,943                  4,371                 4,554
4.7   Investments                                                         45                     18                    29
4.8   Inventories                                                          -                      -                     -
4.9   Exploration and evaluation expenditure
      capitalised (see para. 71 of AASB 1022)                              -                      -                     -
4.10  Development properties (/+/mining entities)                          -                      -                     -
4.11  Other property, plant and equipment (net)                      127,510                116,087               120,668
4.12  Intangibles (net)                                               83,235                 81,877                77,060
4.13  Other (provide details if material)                              6,581                  2,249                 3,348
                                                                  -----------------------------------------------------------
4.14  Total Non-Current Assets                                       222,314                204,602               205,669
-----------------------------------------------------------------------------------------------------------------------------
4.15  Total Assets                                                   405,327                367,844               365,013
-----------------------------------------------------------------------------------------------------------------------------
      Current Liabilities
4.16  Accounts payable                                                49,505                 48,605                39,559
4.17  Borrowings                                                       3,181                  5,940                 1,106
4.18  Provisions                                                      14,945                 10,101                 9,675
4.19  Other (provide details if material)                                  -                      -                     -
                                                                  -----------------------------------------------------------
4.20  Total Current Liabilities                                       68,831                 54,646                60,340
-----------------------------------------------------------------------------------------------------------------------------
      Non-Current Liabilities
4.21  Accounts payable                                                 2,917                  2,997                 2,902
4.22  Borrowings                                                     104,778                 80,790                79,897
4.23  Provisions                                                      15,919                 12,732                12,741
4.24  Other (provide details if material)                                  -                      -                     -
                                                                  -----------------------------------------------------------
4.25  Total Non-Current Liabilities                                  123,614                 95,519                95,540
-----------------------------------------------------------------------------------------------------------------------------
4.26  Total liabilities                                              192,245                161,165               145,830
-----------------------------------------------------------------------------------------------------------------------------
4.27  Net Assets                                                     213,082                206,679               207,133
-----------------------------------------------------------------------------------------------------------------------------

+ See chapter 19 for defined terms.

Appendix 4B Page 4                                              1/7/96

                                                                   Appendix 4.^^
                                            Half yearly/preliminary final report
--------------------------------------------------------------------------------

Consolidated Balance Sheet Continued

      Equity
4.28  Capital                                                      25,793          25,592         25,720
4.29  Reserves                                                    158,422         158,168        156,169
4.30  Retained profits (accumulated losses)                        28,867          22,919         25,244
4.31  Equity attributable to members of the parent
      entity                                                      213,082         206,679        207,133
4.32  Outside +equity interests in controlled entities                  -               -              -
4.33  Total Equity                                                213,082         206,679        207,133
--------------------------------------------------------------------------------------------------------
4.34  Preference capital and related premium
      included as part of 4.31                                          -               -              -
--------------------------------------------------------------------------------------------------------

Exploration and Evaluation Expenditure Capitalised
To be completed only by entities with mining interests if amounts are material. Include all expenditure incurred regardless of whether written off directly against profit.

                                                                        Current Period              Previous
                                                                                              Corresponding Period
                                                                            $A'000                   $A'000
5.1  Opening balance
5.2  Expenditure incurred during current period                              N/A                      N/A
5.3  Expenditure written off during current period
5.4  Acquisitions, disposals, revaluation increments, etc.
5.5  Expenditure transferred to Development Properties

5.6  Closing Balance as Shown in the Consolidated
     Balance Sheet (item 4.9)
------------------------------------------------------------------------------------------------------------------

Development Properties
(To be completed only by entities with mining interests if amounts are material)

                                                                        Current Period              Previous
                                                                                              Corresponding Period
                                                                            $A'000                   $A'000
6.1  Opening balance
6.2  Expenditure incurred during current period
6.3  Expenditure transferred from exploration and
     evaluation                                                               N/A                     N/A
6.4  Expenditure written off during current period
6.5  Acquisitions, disposals, revaluation increments, etc.
     Expenditure transferred to mine properties
6.6  Closing Balance as Shown in the Consolidated
     Balance Sheet (item 4.10)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
+See chapter 19 for defined terms.

1/7/96                                                        Appendix 4B Page 5

Appendix 4B

Half yearly/preliminary final report

--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS
(See note 6)

                                                                                        ---------------------------------
                                                                                        Current Period        Previous
                                                                                                            Corresponding
                                                                                          $A'000               Period
                                                                                                               $A'000
                                                                                        ---------------------------------
     Cash Flows Related to Operating Activities
7.1  Receipts from customers                                                                304,118            217,982
7.2  Payments to suppliers and employees                                                   (274,950)          (212,080)
7.3  Dividends received                                                                           -                  -
7.4  Interest and other items of similar nature received                                        875              1,121
7.5  Interest and other costs of finance paid                                                (7,197)            (3,692)
7.6  Income taxes paid                                                                       (1,907)            (3,046)
7.7  Other (Current period includes $3,780,000 Gelman termination fee received
     and merger related expense payments of $1,783,000)                                       1,819               (271)
                                                                                        ---------------------------------
7.8  NET OPERATING CASH FLOWS                                                                22,758                 14
-------------------------------------------------------------------------------------------------------------------------

     Cash Flows Related to Investing Activities
7.9  Payment for purchases of property, plant and equipment                                 (25,384)           (12,749)
7.10 Proceeds from sale of property, plant and equipment                                        428                437
7.11 Payment for purchases of equity investments                                             (2,596)           (55,846)
7.12 Proceeds from sale of equity investments                                                     -                  -
7.13 Loans to other entities                                                                      -                  -
7.14 Loans repaid by other entities                                                               -                  -
7.15 Other (provide details if material)                                                     (1,506)              (791)
                                                                                        ---------------------------------
7.16 NET INVESTING CASH FLOWS                                                               (29,158)           (68,949)
-------------------------------------------------------------------------------------------------------------------------

     Cash Flows Related to Financing Activities
7.17 Proceeds from issues of + securities (shares, options, etc.)                             1,548             46,724
7.18 Proceeds from borrowings                                                                     -             85,355
7.19 Repayment of borrowings                                                                 (6,143)           (26,863)
7.20 Dividends paid                                                                            (897)              (664)
7.21 Other (provide details if material)                                                     (1,484)            (1,404)
                                                                                        ---------------------------------
7.22 NET FINANCING CASH FLOWS                                                                (6,576)           103,148
-------------------------------------------------------------------------------------------------------------------------
     Net Increase (Decrease) in Cash Held                                                    13,376             34,213
7.23 Cash at beginning of period                                                             34,290              1,785
     (See Reconciliation of cash)
7.24 Exchange rate adjustments to Item 7.23.                                                   (499)            (1,708)
                                                                                        ---------------------------------
7.25 Cash at End of Period                                                                   20,415             34,290
     (See Reconciliation of cash)

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

Appendix 4B Page 6                                                        1/7/96

                                                                     Appendix 4B
                                            Half yearly/preliminary final report

--------------------------------------------------------------------------------

Non-Cash Financing and Investing Activities
Details of financing and investing instructions which have had a material effect on consolidated assets and liabilities but did not involve cash flows are as follows. If an amount is quantified, show comparative amount.

--------------------------------------------------------------------------------
During the financial year the economic entity acquired property, plant and equipment with an aggregate fair value of $1,453,000 (1996: $1,316,000) by means of finance leases. These acquisitions are not reflected in the statement of cash flows.

During the financial year the economic entity issued 3,160 (1996: 6,279) shares valued at $119,000 (1996: $126,000) in satisfaction of a dividend, under the Dividend Reinvestment Plan.

On 28 May, 1997, the Company acquired 100% of the issued and outstanding share capital of Vessel Sri, an Italian filtration company. Under the terms of the purchase agreement, the former owners of Vessel Sri were paid 3 billion Italian Lira (A$2,433,000) on 27 June, 1997 with a further 2 billion Italian Lira (A$1,590,000) payable in two equal instalments on 28 May, 1998 and 1999. Interest accrues on the two outstanding payments at the rate of 9% per annum and is also payable on the above anniversary dates.
--------------------------------------------------------------------------------

Reconciliation of Cash

                                                           ---------------------------------------------------
Reconciliation of cash at the end of the period (as         Current Period              Previous Corresponding
shown in the consolidated statement of cash flows) to                                           Period
the related items in the accounts is as follows:                 $A'000                         $A'000
--------------------------------------------------------------------------------------------------------------
8.1  Cash on hand and at bank                                        40,560                             22,373

8.2  Deposits at call                                                 3,386                             13,168

8.3  Bank overdraft                                                  (2,069)                            (1,251)

8.4  Other - non current revolving line of credit used
     in daily cash management                                       (21,462)                                 -
                                                           ---------------------------------------------------

8.4  Total Cash at End of Period (Item 7.25)                         20,415                             34,290
--------------------------------------------------------------------------------------------------------------

                                                           ---------------------------------------------------
                                                           Current Period              Previous Corresponding
Ratios                                                                                         Period
                                                           ---------------------------------------------------
     Profit Before Abnormal and Tax/Sales
9.1  Consolidated +operating profit (loss) before
     abnormal items and tax (Item 1.4) as a                            2.7%                               3.5%
     percentage of sales revenue (Item 1.1)
--------------------------------------------------------------------------------------------------------------
     Profit After Tax/+equity Interests
9.2  Consolidated +operating profit (loss) after tax
     attributable to members (Item 1.10) as a
     percentage of equity (similarly attributable) at                  3.3%                               3.3%
     the end of the period (Item 4.31)
                                                           ---------------------------------------------------
Earnings Per Security (EPS)
--------------------------------------------------------------------------------------------------------------
10.1      Calculation of basic, and fully diluted, EPS in
          accordance with AASB 1027: Earnings per Share
          (a)  Basic EPS                                                         $0.88               $0.73
          (b)  Diluted EPS (if materially different from (a))                    $0.68               $0.73
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

+ See chapter 19 for defined terms.

1/7/96                                                        Appendix 4B Page 7

Appendix 4B

Half yearly/preliminary final report

---------------------------------------------------------------------------------------------------------

NTA Banking                                                         Current Period         Previous
(see note 7)                                                                            Corresponding
                                                                                           Period
---------------------------------------------------------------------------------------------------------
11.1           Net tangible asset backing per + ordinary security           $12.59             $12.19
---------------------------------------------------------------------------------------------------------

Details of Specific Receipts/Outlays, Revenues/Expenses

                                                         ------------------------------------------------
                                                              Current Period           Previous
                                                                                    Corresponding
                                                                  $A'000                Period
                                                                                        $A'000
                                                         ------------------------------------------------
12.1   Interest revenue included in determining
       item 1.4                                                    890                  1,148
                                                         ------------------------------------------------
12.2   Interest revenue included in Item 12.1 but
       not yet received (if material)                                -                      -
                                                         ------------------------------------------------
12.3   Interest expense included in Item 1.4
       (include  all forms of interest, lease
       finance charges, etc.)                                    7,126                  3,847
                                                         ------------------------------------------------
12.4   Interest costs excluded from Item 12.3 and
       capitalised in asset values (if material)                   152                      -
                                                         ------------------------------------------------
12.5   Outlays (except those arising from the
       +acquisition of an existing business)
       capitalised in intangibles (if material)                  1,506                    791
                                                         ------------------------------------------------
12.6   Depreciation (excluding amortisation of
       intangibles)                                             13,237                  9,158
                                                         ------------------------------------------------
12.7   Amortisation of intangibles                               6,709                  6,239
---------------------------------------------------------------------------------------------------------

Control Gained Over Entities Having Material Effect
(See note 8)

                                                         ------------------------------------------------
13.1   Name of entity (or group of entities)                                N/A
                                                         ------------------------------------------------
13.2   Consolidated +operating profit (loss) and
       extraordinary items after tax of the entity
       (or group of entities) since the date in the
       current period on which control was +acquired           $
                                                         ------------------------------------------------
13.3   Date from which such profit has been calculated
                                                         ------------------------------------------------
13.4   +Operating profit (loss) and extraordinary items
       after tax of the entity (or group of entities)
       for the whole of the previous corresponding
       period                                                  $
                                                         ------------------------------------------------
---------------------------------------------------------------------------------------------------------

+ See chapter 19 for defined terms.
 Appendix 48 Page 8                                                       1/7/96

                                                                     Appendix 4B

                                            Half yearly/preliminary final report

--------------------------------------------------------------------------------

LOSS OF CONTROL OF ENTITIES HAVING MATERIAL EFFECT
(See note 8)

                                                                                     ------------------------------------
14.1  Name of entity (or group of                                                                      N/A
      entities)                                                                      ------------------------------------

14.2  Consolidated +operating profit (loss) and extraordinary items after tax        ------------------------------------
      of the entity (or group of entities) for the current period to the data of        $
      loss of control                                                                ------------------------------------

14.3  Data to which the profit (loss) in item 14.2 has been calculated

14.4  Consolidated +operating profit (loss) and extraordinary items after tax        ------------------------------------
      of the entity (or group of entities) while controlled during the whole of
      the previous corresponding period                                                 $

14.5  Contribution to consolidated +operating profit (loss) and extraordinary        ------------------------------------
      items from sale of interest leading to loss of control                            $
                                                                                     ------------------------------------

REPORTS FOR INDUSTRY AND GEOGRAPHICAL SEGMENTS
Information on the industry and geographical segments of the entity must be reported for the current period in accordance with AASB 1005; Financial Reporting by Segments. Because of the different structures employed by entities, a pro forma is not provided. Segment information should be completed separately and attached to this statement. However, the following is the presentation adopted in the Appendices to AASB 1005 and indicates which amount should agree with items included elsewhere in this statement.


  Segments
  Operating Revenue
  Sales to customers outside the economic entity
  Inter-segment sales
  Unallocated revenue
  Total Revenue (consolidated total equal to Item 1.3)                                            Refer Attached
  Segment result (including abnormal items where relevant
  Unallocated expenses
  Consolidated+operating profit after tax (before equity accounting) (equal to
  Item 1.8)

  Segment assets                     )  Comparative data for segment assets
  Unallocated Assets                 )  should be as at the end of the
  Total Assets (equal to Item 4.15)  )  previous corresponding period.

DIVIDENDS (IN THE CASE OF A TRUST, DISTRIBUTIONS)                                         ------------------------------
  15.1 Date the dividend (distribution) is payable                                        21 November, 1997
                                                                                          ------------------------------
  15.2 +Record data to determine entitlements to the dividend (distribution)              7 November, 1997
       (i.e., on the basis of registrable transfers received up to 5.00 pm if paper       ------------------------------
       based, or by "End of Day" if a proper +SCH transfer)
  15.3 If it is a final dividend, has it been declared?                                   Yes
       (Preliminary final statement only)                                                 ------------------------------

------------------------------------------------------------------------------------------------------------------------
+ See Chapter 19 for defined terms.

1/7/96                                                        Appendix 4B Page 9

Appendix 4B
Half yearly/preliminary final report

--------------------------------------------------------------------------------

Amount Per Security

--------------------------------------------------------------------------------------------------------
               Franking Rate Applicable                                 39%         36%          33%
--------------------------------------------------------------------------------------------------------
        (Preliminary final statement only)
15.4    Final Dividend:    Current year                     10 cents       N/A     Nil cents        N/A

15.5                       Previous Year                    10 cents  Nil cents    Nil cents   Nil cents
--------------------------------------------------------------------------------------------------------
        (Half yearly and preliminary final statements)
15.6    Interim Dividend:  Current year                   Nil cents        N/A     Nil cents        N/A

15.7                       Previous year                  Nil cents   Nil cents    Nil cents   Nil cents
--------------------------------------------------------------------------------------------------------

Total Annual Dividend (Distribution) Per Security
(Preliminary final statement only)

                                                 ------------------------------------------------------
                                                      Current Year             Previous Year
                                                 ------------------------------------------------------
15.8    /+/Ordinary securities                                   10 cents                    10 cents

15.9    Preference /+/securities                               Nil cents                   Nil cents
                                                 ------------------------------------------------------

Total Dividend (Distribution)

                                                 ------------------------------------------------------
                                                      Current Period             Previous Corresponding
                                                                                         Period
                                                          $A'000                         $A'000
                                                 ------------------------------------------------------
15.10    /+/Ordinary securities                                 1,033                       1,027

15.11    Preference /+/securities                                   -                           -

15.12    Total                                                  1,033                       1,027
                                                 ------------------------------------------------------

The /+/dividend or distribution plans shown below are in operation.
--------------------------------------------------------------------------------
  Memtec Limited Dividend Reinvestment Plan
--------------------------------------------------------------------------------

The last date(s) for receipt of election notices for   -------------------------
the /+/dividend or distribution plans                         7 November, 1997
                                                       -------------------------

Any other disclosures in relation to dividends (distributions)
--------------------------------------------------------------------------------
                                  Nil
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

Appendix 4B Page 10                                                     1/7/96

                                                                     Appendix 4B
                                            Half yearly/preliminary final report

--------------------------------------------------------------------------------

Equity Accounted Associated Entities and Other Material Interests
Equity accounting information attributable to the economic entity's share of investments in associated entities must be disclosed in a separate note. See AASE 1016: Disclosure of Information about Investments in Associated Companies.

                                                        ---------------------------------------------------------------
                                                            Current Period                 Previous Corresponding
Investments in associated entities                                                                Period
                                                               $A'000                             $A'000
                                                        ---------------------------------------------------------------
16.1  Statutory carrying value of investments in
      associated entities (SCV)                                N/A                                 N/A
16.2  Share of associated entities' retained profits
      and reserves not included in SCV:

      Retained profits
      Reserves
                                                        ---------------------------------------------------------------
      Equity Carrying Value of Investments
16.3
-----------------------------------------------------------------------------------------------------------------------

Material Interests in Entities Which are not Controlled Entities
The economic entity has an interest (that is material to it) in the following entities.

                     --------------------------------------------------------------------------------------------------
  Name of Entity               Percentage of Ownership Interest       Contribution to +operating Profit (Loss)
                          (+ordinary Securities, +units etc) Held        and Extraordinary Items After Tax
                                      at End of Period
-----------------------------------------------------------------------------------------------------------------------
17.1  Equity                 Current            Previous                    Current Period            Previous
      Accounted              Period          Corresponding                                         Corresponding
      Associated                                Period                                                Period
      Entities                                                                  $A'000                $A'000
                     --------------------------------------------------------------------------------------------------
                                                                                      Equity Accounted
                                                                      -------------------------------------------------

                               N/A               N/A                             N/A                    N/A

-----------------------------------------------------------------------------------------------------------------------
17.2  Other Material                                                         Net Equity Accounted (Is Part of
      Interests                                                                         Item 1.14)
                                                                      -------------------------------------------------

          N/A                  N/A               N/A                             N/A                    N/A

-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

1/7/96                                               Appendix 4B Page 11

Appendix 4B
Half yearly/preliminary final report

--------------------------------------------------------------------------------

Issued and Quoted Securities at End of Current Period
Description includes rate of interest and any redemption or conversion rights together with prices and dates.

                                    -----------------------------------------------------------
                                      Number Issued         Number      Par Value     Paid-Up
Category of +securities                                     Quoted       (cents)       Value
                                                                                      (cents)
                                    -----------------------------------------------------------
18.1    Preference +securities            N/A                N/A           N/A          N/A
        (description)
                                    -----------------------------------------------------------
18.2    Issued during current             N/A                N/A           N/A          N/A
        period
-----------------------------------------------------------------------------------------------
18.3    +Ordinary Securities          10,317,348           10,317,348      250          250
                                    -----------------------------------------------------------
18.4    Issued during current             80,607               80,607      250          250
        period
-----------------------------------------------------------------------------------------------
18.5    +Convertible Debt
        Securities (description           N/A                N/A           N/A          N/A
        and conversion factor)
                                    -----------------------------------------------------------
18.6    Issued during current             N/A                N/A           N/A          N/A
        period
-----------------------------------------------------------------------------------------------
18.7    Options (description and                                         Exercise     Expiry
        conversion factor)           Refer Attached                       Price        Date
                                                                         ----------------------
                                    -----------------------------------------------------------
18.8    Issued during current
        period                       Refer Attached
                                    -----------------------------------------------------------
18.9    Exercised during current
        period                       Refer Attached
                                    -----------------------------------------------------------
18.10   Expired during current
        period                       Refer Attached
-----------------------------------------------------------------------------------------------
18.11  Debentures (totals only)           N/A                N/A
                                    ------------------------------------
18.12  Unsecured Notes (totals            N/A                N/A
       only)
                                    ------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

+See chapter 19 for defined terms.

Appendix 4B Page 12                                                       1/7/96

Appendix 4B

Half yearly/preliminary final report

-------------------------------------------------------------------------------

COMMENTS BY DIRECTORS
Comments on the following matters are required by ASX or, in relation to the half yearly statement, by AASB 1029: Half-Year Accounts and Consolidated Accounts. The comments do not take the place of the directors' report and statement (as required by the Corporations Law) and may be incorporated into the directors' report and statement. For both half yearly and preliminary final statements, if there are no comments in a section, state NIL. If there is insufficient space to comment, attach notes to this statement.

BASIS OF ACCOUNTS PREPARATION
If this statement is a half yearly statement, it is a general purpose financial report prepared in accordance with the listing rules and AASB 1029: Half-Year Accounts and Consolidated Accounts. It should be read in conjunction with the last annual report and any announcements to the market made by the entity during the period. [Delete if inapplicable.]

Material factors affecting the revenues and expenses of the economic entity for the current period
--------------------------------------------------------------------------------

On 29 October 1996, Gelman Sciences Inc. ("Gelman") announced its decision to terminate the Agreement and Plan of Reorganization and Merger between Gelman and Memtec Limited ("Memtec") and paid Memtec the termination fee required under the merger agreement. The $3,780,000 (US$3 million) fee increased operating profit before tax by $1,997,000 after the deduction of merger related expenses.

Expenses and termination fees in relation to terminated acquisitions and mergers are considered part of the ordinary operations of the Company and have therefore always been included in operating profit. AASB 1018 "Profit and Loss Accounts" requires items of revenue and expense included in operating profit, which are considered abnormal by their size and effect on the operating profit to be separately disclosed as an "Abnormal Item". The Gelman merger termination fee, net of related expenses, is considered abnormal by its size and effect on the operating profit for the year ended 30 June 1997 and has therefore been disclosed as an Abnormal item (refer item 2.1).

During the year, restructuring charges and asset writedowns were incurred totalling $2,133,000 in relation to Memtec's Filterite operations in France. The restructuring will focus the French operations on global brands and away from non core engineering businesses conducted exclusively in France.

Subsequent to the end of the financial year, it is expected that approximately a further $3 million of additional restructuring costs will be incurred in relation to this restructure.
--------------------------------------------------------------------------------
A description of each event since the end of the current period which has had a material effect and is not related to matters already reported, with financial effect quantified (if possible)
--------------------------------------------------------------------------------

              NII, other than the restructuring costs noted above.

-------------------------------------------------------------------------------
Franking credits available and prospects for paying fully or partly franked dividends for at least the next year
-------------------------------------------------------------------------------

                                      NII

-------------------------------------------------------------------------------
Changes in accounting policies since the last annual report are disclosed as follows.
(Disclose changes in the half yearly statement in accordance with paragraph 15(c) of AASB 1029; Half-Year Accounts and Consolidated Accounts. Disclose changes in the preliminary final statement in accordance with AASB 1001; Accounting Policies-Disclosure.)
--------------------------------------------------------------------------------

                                      NII

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

1/7/96                                                       Appendix 4B Page 13

Appendix 4B
Half yearly/preliminary final report

--------------------------------------------------------------------------------

Additional Disclosure for Trusts

19.1  Number of units held by the management         ---------------------------
      company or a related party of it                          N/A
                                                     ---------------------------

19.2  A statement of the fees and commissions        ---------------------------
      payable to the management company                         N/A

      Identity:
      - initial service charges
      - management fees
      - other fees
                                                     ---------------------------

Annual Meeting
(Preliminary final statement only)

The annual meeting will be held as follows:          ---------------------------
Place                                                 Hotel Inter-Continental,
                                                      Sydney
                                                     ---------------------------
Date                                                  28 November, 1997
                                                     ---------------------------
Time                                                  2:00pm
                                                     ---------------------------
Approximate date the annual report will be            10 November, 1997
available
                                                     ---------------------------

Compliance Statement

1 This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Law or other standards acceptable to ASX (see note 13).
                                                     ---------------------------
           Identify other standards used                       N/A
                                                     ---------------------------

2 This statement, and the financial statements under the Corporation Law (if separate), use the same accounting policies.

3 This statement does give a true and fair view of the matters disclosed (see note 2).



--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

Appendix 4B Page 14                                                 1/7/96

                                                                     Appendix 4B

                                            Half yearly/preliminary final report

--------------------------------------------------------------------------------

4 This statement is based on financial statements to which one of the following applies.

     (Tick one)
     ------------                                  ------------
                  The financial statements have                 The financial statements have been
                  been audited.                                 subject to review by a registered
                                                                auditor (or overseas equivalent).
     ------------                                  ------------
                  The financial statements are                  The financial statements have not
          X       in the process of being                       yet been audited or reviewed.
                  audited or subject to review.
     ------------                                  ------------

5 If the accounts have been or are being audited or subject to review and the audit report is not attached, details of any qualifications are attached/will follow immediately they are available* (delete one). (Half yearly statement only - the audit report must be attached to this statement if the statement is to satisfy the requirements of the Corporations Law.)

6    The entity has a formally constituted audit committee.

Sign here: /s/                                            Date:   12/9/97

           --------------------------                    ----------------
              Company Secretary

Print Name:
           --------------------------

Notes

1. For announcement to the market The percentage changes referred to in this section are the percentage changes calculated by comparing the current period's figures with those for the previous corresponding period. Do not show percentage changes if the change is from profit to loss or loss to profit, but still show the amount of the change up or down.

2. True and fair view If this statement does not give a true and fair view of a matter (for example, because compliance with an Accounting Standard is required) the entity must attach a note providing additional information and explanations to give a true and fair view.

3.   Consolidated profit and loss account
     Item 1.1 The definition of "operating revenue" and an explanation of "sales revenue" (or its equivalent) and "other revenue" are set out in AASB 1004: Disclosure of Operating Revenue.
     Item 1.2 "other revenue" includes abnormal items, but excludes extraordinary revenue items.
     Item 1.4 "operating profit (loss) before abnormal items and tax" is calculated before dealing with outside equity interests and extraordinary items, but after deducting interest on borrowings, depreciation and amortisation.
     Item 1.7 This item refers to the total tax attributable to the amount shown in Item 1.6. Tax includes income tax and capital gains tax (if any) but excludes taxes treated as operating expenses (eg, fringe benefits tax).

4. Income tax. If the amount provided for income tax in this statement differs (or would differ but for compensatory items) by more than 15% from the amount of income tax prima facie payable on the profit before tax, the entity must explain in a note the major items responsible for the difference and their amounts.

--------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

 1/7/96                                                     Appendix 4B Page 15

Appendix 4B
Half yearly/preliminary final report

-------------------------------------------------------------------------------

5.   CONSOLIDATED BALANCE SHEET
     FORMAT The format of the consolidated balance sheet should be followed as closely as possible. However, additional items may be added if greater clarity of exposition will be achieved, provided the disclosure still meets the requirements of AASB 1029. Banking institutions and trusts may substitute a clear liquidity ranking for the Current/Non-Current classification.

     BASIS OF REVALUATION If there has been a material revaluation of non-current assets (including investments) since the last annual report, the entity must describe the basis of revaluation adopted. The description must meet the requirements of paragraphs 19-21 of AASB 1010: Accounting for the Revaluation of Non-Current Assets. If the entity has adopted a procedure of regular revaluation, the basis for which has been disclosed and has not changed, no additional discolure is required. Trusts should also note paragraph 10 of AASB 1029 and paragraph 11 of AASB 1030.

6. STATEMENT OF CASH FLOWS For definitions of "cash" and other terms used in this statement see AASB 1026: Statement of Cash Flows. Entitles should follow the form as closely as possible, but variations are permitted if the directors (in the case of a trust, the management company) believe that this presentation is appropriate. However, the presentation adopted must meet the requirements of AASB 1026. /+/Mining exploration entities may use the form of cashflow statement in Appendix 5B.

7. NET TANGIBLE ASSET BACKING Net tangible assets are determined by deducting from total tangible assets all claims on those assets ranking ahead of the /+/ordinary securities (i.e., all liabilities, preference shares, outside /+/equity interests etc). /+/Mining entities are not required to state a net tangible asset backing per /+/ordinary security.

8. GAIN AND LOSS OF CONTROL OVER ENTITIES The gain or loss must be disclosed if it has a material effect on the consolidated financial statements. Details must include the contribution for each gain or loss that increased or decreased the entity's consolidated /+/operating profit (loss) and extraordinary items after tax by more than 5% compared to the previous corresponding period.

9. EQUITY ACCOUNTING If an entity adopts equity accounting, no comparative equity accounting figures are required in the first period following its adoption.

10. ROUNDING OF FIGURES This statement anticipates that the information required is given to the nearest $1,000. However, an entity may report exact figures, if the $A'000 headings are amended. If an entity qualifies under an ASC Class Order dated 17 August 1994, it may report to the nearest million dollars, or to the nearest $100,000, if the $A'000 headings are amended.

11. COMPARATIVE FIGURES Comparative figures are normally the unadjusted figures from the previous corresponding period. However, if the previously reported figures are adjusted to achieve greater comparability, a note explaining the adjustment must be included with this statement. If no adjustment is made despite a lack of comparability, a note explaining the position should be attached.

12. ADDITIONAL INFORMATION An entity may disclose additional information about any matter, and must do so if the information is material to an understanding of the financial statements. The information may be an expansion of the material contained in this statement, or contained in a note attached to the statement. The requirement under the listing rules for an entity to complete this statement does not prevent the entity issuing reports more frequently. Additional material lodged when the /+/ASC under the Corporations Law must also be given to ASX. For example, a directors' report and statement, if lodged with /+/ASC, must be given to ASX.

-------------------------------------------------------------------------------
+ See chapter 19 for defined terms.

Appendix 4B Page 16                                                 1/7/96

                                                                     Appendix 4B

                                            Half yearly/preliminary final report

-------------------------------------------------------------------------------

13. Accounting Standards ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if one) must be complied with.

14. Borrowing corporations As at 1/7/96, this statement may be able to be used by an entity required to comply with the Corporations Law as part of its half yearly financial statements if prepared in accordance with Australian Accounting Standards. However, borrowing corporations must comply with
      Schedule 5 of the Corporations Regulations. See regulation 3.6.02(4).

                                     =====



--------------------------------------------------------------------------------
* See Chapter 19 for defined terms.

1/7/96                                                       Appendix 4B Page 17

Memtac Limited
ACN 002 490 208
Notes to Preliminary Final Report

1. OUTSTANDING OPTIONS AT JUNE 30, 1997
---------------------------------------
a). UNQUOTED OPTIONS:

                   -----------------------------------------
                   Number of          Exercise        Expiry
                     Options            Price         Date
                   -----------------------------------------
                      11,800            11.50      18-Aug-97
                       5,400            17.50      01-Mar-98
                       1,800            19.00      20-Aug-98
                      20,000            18.50      23-Nov-98
                      25,000            15.70      17-Nov-99
                      27,000            24.20      16-Nov-00
                     *75,000            40.90      28-Nov-01

                   ---------
                     166,000
                   -----------------------------------------

* Issued during the period

b). MEMTAC LIMITED
    EMPLOYEE
    OPTION SCHEME:    30,898            19.00      (Various)
                    --------        (Average)

(Issued during the period: Nil)

c). MEMTAC INCENTIVE
    OPTION PLAN      457,100            26.99      (Various)
                    --------        (Average)
(Issued during the period: 220,200)

                     -------
TOTAL OPTIONS
OUTSTANDING          653,998
                     -------


During the period 6,000 unquoted options expired at a price of $35.60 and 47,800 unquoted options were exercised at an average price of $20.06.

During the period 904 Memtec Limited Employee Option Scheme options expired at a price of $19.00 and 2,098 Memtec Limited Employee Option Scheme options were exercised at a price of $19.00.

During the period 23,300 Memtec Incentive Option Plan options were exercised at an average price of $18.62 and a further 7,200 Memtec Incentive Option Plan options expired at an average price of $24.59.

MEMTEC LIMITED
ACN 002 490 208
NOTES TO PRELIMINARY FINAL REPORT

2. INCOME TAX:
--------------
The amount of income tax attributable to the
financial year differs from the amount prima facie
payable on the operating profit. The differences          1997      1996
are reconciled as follows:                               $'000     $'000

PRIMA FACIE INCOME TAX ON THE OPERATING
PROFIT AT 36%                                            3,018     2,899

Tax effect of permanent differences which Reduce tax payable:

  Deductible amortisation                                  575       589
  Utilisation of group losses                            1,730     1,046
  Other                                                     52         0

                                                         ---------------
                                                         2,357     1,635
                                                         ---------------

Increase tax payable:
  Legal, entertainment, and sundry expenses
   not deductible                                          227       144
  Amortisation of intangibles                            1,533     1,402
  Net income of foreign controlled bodies corporate
   subject to higher rates of foreign tax                  577       755
  Non deductible German trade tax                          693        52
  Other                                                      0        55

                                                         ---------------
                                                         3,030     2,408
                                                         ---------------

Prima facie tax adjusted for permanent differences       3,691     3,672

Tax effect of tax losses and timing differences
 not brought to account                                  3,650       311
Tax effect of tax losses and timing differences
 brought to account                                     (5,461)   (2,606)
Prior year adjustment                                     (477)     (192)
                                                        ----------------
INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT             $1,403    $1,185
                                                        ================

MEMTEC LIMITED
ACN: 002 490 208
PRELIMINARY FINAL STATEMENT

Segment Information

The economic entity operates predominantly in one industry segment, being the filtration industry and in the following geographical locations.

                              Asia/Pacific         United States of           Europe          Eliminations        Consolidated
                                                        America

                             1997      1996        1997        1996       1997       1996     1997     1996      1997       1996
                             $1 000    $1 000      $1 000      $1 000     $1 000     $1 000   $1 000   $1 000    $1 000     $1 000

Sales to customers outside
 economic entity              79,055    75,223     116,850      92,193    113,986     64,867       -        -    309,891    232,283

Inter-segment sales           11,773     8,192      43,526      42,135      1,147        130  (56,446) (50,457)       -          -

Unallocated revenue               -         -           -           -          -          -        -        -      5,641      2,304
-----------------------------------------------------------------------------------------------------------------------------------
Total operating revenues      90,828    83,415     160,376     134,328    115,133     64,997                     315,532    234,587
============================================================================================                     ==================
Segment result                 9,687     6,887       4,776       5,766      2,429      2,936       10     (245)   17,102     15,144
==============================================================================================================
Unallocated income                                                                                                 5,098      1,585

Unallocated expenses                                                                                             (15,218)    (9,860)
                                                                                                                 ------------------
Consolidated operating
 profit/(loss) after tax                                                                                           8,981      6,669
                                                                                                                 ==================
Segment assets                85,566    72,795     152,751     133,263    147,050    151,656       -        -    386,367    357,714
==============================================================================================================
Unallocated assets                                                                                                19,960     10,130
                                                                                                                 ------------------
Total assets                                                                                                     405,327    367,844
                                                                                                                 ==================

Inter-segment pricing is on a negotiated cost plus basis

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 23

--------------------------------------------------------------------------------

                                  APPENDIX B

                    Exemptions and modification of the ASC
























--------------------------------------------------------------------------------

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with section 656(1) of the Law in the case referred to in Schedule B, so that each of the takeover offers referred to in Schedule may, subject to the conditions listed in Schedule C (conditions), be varied by extending the period of the offer at any time before the end of the offer period without the offer at the time of the extension being free of defeating conditions.

                                  SCHEDULE A

                             USFC Acquisition Inc.
   (a company incorporated in the State of Delaware in the United States of
                                   America)

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 498 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. The offeror must no later than 5pm on the day on which the offer period would, but for the extension, have ended:

         a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

         b) issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of section 657 of the Law in respect of the proposed variation.

3. The proposed extension must, if it is effected less than 7 days before the day which would have been the last day of the offer period but for such extension, not be for a period less than 5 business days.

Dated this 18th day of September 1997

/s/ Ch'ng Swee Joo
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION


Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with section 663(2) of the Law in the case referred to in Schedule B to permit the offers referred to in Schedule B to be declared free from a defeating condition at any time before the end of the offer period.

                                  SCHEDULE A

                             USFC Acquisition Inc.
   (a company incorporated in the State of Delaware in the United States of
                                   America)

                                  SCHEDULE B

A takeover scheme or any contracts resulting from the acceptance of takeover scheme offers by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. The offeror must no later than 5pm on the day on which the offer period ends:

     (a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

     (b) issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of sub-sections 663(3) and 663(4) of the Law in respect of the declaration.

Dated this 18th day of September 1997


/s/ Ch'ng Swee Joo
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       Australian Securities Commission
                   Corporations Law--Section 728--Exemption

Pursuant to section 728 of the Corporations Law (Law), the Australian Securities Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with section 636(1) of the Law in the case of each of the takeover offers referred to in Schedule B (takeover offers) insofar, subject (in the case of paragraph (a) below only) to the conditions listed in Schedule C, as it is necessary:

(a) to permit payment of the consideration by the offeror under the takeover offers to be paid either in Australian dollars (AUD) or United States of America dollars (USD); and

(b) to permit the takeover offers to stipulate that each offeree in the United States of America who accepts the offer in respect of certificated shares must do so by delivering a form of acceptance and transfer to an agent of offeror in the United States of America.

                                  SCHEDULE A

 USFC Acquisition Inc (a company incorporated in the State of Delaware in the
                           United States of America)

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares (Shares) and American Depositary Shares (ADSs) representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. Subject to the following provisions, the consideration payable under the offer will be made in USD.

2. All holders of Shares and/or ADS's who accept the offer (including those whose Shares and/or shares represented by ADSs' are the subject of compulsory acquisition under Division 6 of Part 6.5 of the Law) will have the right to elect to receive payment in AUD in lieu of USD determined in accordance with clause 4. That election can be made by the holder of shares and/or ADS's completing provisions in the Letter of Transmittal (in the case of shares represented by ADS's) and the Acceptance and Transfer Form (in the case of Shares).

3.   However, if an election under clause 2 is not made:

     (a)  the holder of ADSs will receive USD; and
     (b) the holder of Shares will receive AUD determined in accordance with clause 4.

4. Conversion of USD into AUD will be made on the basis that the cash amount payable in USD will be converted, without charge, from USD to AUD at the exchange rate obtainable by Corporate Registry Services Pty Limited (as registry for offeror in Australia) in the case of Shares, or IBJ Schroder Bank & Trust Company in the case of Shares or shares represented by ADS's on the spot market in Sydney or New York, respectively, at approximately noon (local time) on the date that the offeror makes the cash consideration available to Corporate Registry Services Pty Limited or IBJ Schroder Bank & Trust Company (as the case may be) for forwarding to accepting holders of ADS's or Shares.

5. All payments of consideration to holders of Shares and ADSs, who have been deemed to have elected, or who in fact have elected, to receive the consideration in AUD must be made by a cheque drawn against a bank holding a banking licence under the Banking Act (Cth) 1959.

Dated this 18th day of September 1997

/s/ Ch'ng Swee Joo
-------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with section 642A of the Law in the case referred to in Schedule B, so the offers under the takeover scheme referred to in Schedule B may be accepted either in the manner:

(a)   required by section 642A(1) of the Law; or

(b)   any other means which the offer referred to in Schedule B permits.


                                  SCHEDULE A

                             USFC Acquisition Inc.
               (a company incorporated in the State of Delaware
                       in the United States of America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated this 18th day of September 1997


/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       Australian Securities Commission
                 Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A in the case referred to in Schedule B as if:

1.    Section 603 were modified by:

(a)   inserting the following definitions:

"additional shares", in relation to a takeover scheme, means shares:

(a)   issued during the takeover period;

(b) which, on issue are of the same class as the shares to which the takeover scheme relates; and

(c) specified in the Part A statement as being shares to which the takeover scheme relates.

"convert" includes exercise;

"convertible securities", in relation to a company, comprise:

(a) securities to which are attached rights granted by the company to be allotted shares in the company; and

(b) any other rights granted by the company (whether or not securities as defined in section 92) to subscribe for shares in the company."; and

(b) adding the following words to the end of the paragraph (c) of the definition of "prescribed occurrence";

                "(other than an allotment of additional shares by the target company pursuant to the conversion of convertible securities issued before the date of the offers)".

2.     section 634 were modified by:

(a)    inserting "(1)" at the beginning of the section;

(b)    inserting the following subsection after subsection (1):

"(2)   So far as practicable apply this Division and Division 2 to a takeover scheme as if;

(a)    additional shares form part of the relevant class; and

(b) holders of convertible securities were holders of the additional shares which may be issued on conversion of those convertible securities."

3. section 636 were modified by inserting the following word and paragraph after paragraph 636(1)(b):

"; and

(c) any differences in the manner or time prescribed for acceptance of the offers attributable only to the fact that at the time the offers for shares in the relevant class were first made, or at any time during the offer period, the offeree held an additional share or a convertible security.";

4. subsection 636(2) were modified by inserting after the words "relevant class" the words:

"and to each holder of convertible securities who does not hold other shares in the relevant class.";

5. Subsection 638(4) were modified by inserting the following paragraphs after paragraph (b):

"(c) the maximum number of shares which may become part of the relevent class;
and

(d) the maximum number of shares in the relevant class to which the offeror may become entitled upon exercise of convertible securities held by the offeror or its associates.";

6. section 639 were modified by adding the following subsections at the end of the section:

"(3) The offeror must, not later than two business days after becoming aware of the name and address of a person to whom additional shares are issued during the offer period and to whom an offer has not already been sent, send in an approved manner to that person

(a) an offer dated the same day as offers already sent under the takeover scheme;

(b) a copy of each document or notice which has been published or given under Divisions 3,5 or 6 of this Part during the offer period; and

(c) a covering letter explaining the effect of those documents and notices.

(4) Subsections 637(1), 638(2) and 646(1) do not apply to an offer sent under this section.";

7. subparagraph 647(1)(b)(ii) were modified to read:

"give a copy of that statement to each person;

(A) registered at the date of the Part B Statement as the holder of shares to which the Part A statement relates; and

(B) to whom an offer to which that Part A statement relates was made.";

8. section 647 were modified by inserting the following subsection after subsection (1);

"(1A) The offeror must, within 2 business days of the target giving a Part B statement in accordance with subparagraphs (1)(b)(i) and (ii), give a copy of the Part B statement to each person to whom an offer was made under the takeover scheme only because the person was the holder of convertible securities and to whom the target company has not sent a copy of the Part B statement";

9. subsection 662(4) were modified to read as follows;

"(4) The number of shares specified in accordance with subsection (3) may be expressed as a number of shares, or as a percentage of the total number of shares which are at the end of the offer period included in that class to which the offer relates.";

10. paragraph 701(1)(a) were modified to read as follows:

"where takeover offers have been made under a full takeover scheme in respect of shares in a class of shares (including additional shares), the shares in respect of which the offers were made (including the additional shares) are shares subject to acquisition. Shares to which the offeror was entitled when the first of the offers was made and additional shares to which the offeror became entitled upon their issue, however, are not shares subject to acquisition;"

11. paragraph 701(2)(a) were modified by inserting after the words "class of shares" the following words:

    "including additional shares,";

12. clause 11 in Part A in section 750 were modified by inserting after the words "offers relate" the following:

"(including any shares referred to in paragraph 638(4)(c))".

                                  SCHEDULE A

                             USFC Acquisition Inc.
   (A company incorporated in the State of Delaware in the United States of
                                   America)



                                  SCHEDULE B


pf49/F

This modification applies to the takeover scheme by the person named in Schedule A for fully paid ordinary shares and American Depositary Shares (ADS's) representing fully paid ordinary shares in the company named in Schedule C in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

It does not apply if the offers made under the scheme are subject to a defeating condition which would operate if the target company issued additional shares
(as defined above) during the offer period.


                                  SCHEDULE C

                         Memtec Ltd (ACN 002 490 208)

Dated this 18th day of September 1997.

Signed /s/ CH'NG SWEE JOO
      ------------------------------------------------------------
Ch'ng Swee Joo, a delegate of the Australian Securities Commission

This modification applies to the takeover scheme by the person named in Schedule A for fully paid ordinary shares and American Depositary Shares (ADS's) representing fully paid ordinary shares in the company named in Schedule C in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

It does not apply if the offers made under the scheme are subject to a defeating condition which would operate if the target company issued additional shares (as defined above) during the offer period.

                                  SCHEDULE C

                         Memtec Ltd. (ACN 002 490 208)

Dated this 18th day of September 1997.

Signed  /s/ Ch'ng Swee Joo
      --------------------

Ch'ng Swee Joo, a delegate of the Australian Securities Commission

This modification applies to the takeover scheme by the person named in Schedule A for fully paid ordinary shares and American Depository Shares (ADS's) representing fully paid ordinary shares in the company named in Schedule C in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

It does not apply if the offers made under the scheme are subject to a defeating condition which would operate if the target company issued additional shares (as defined above) during the offer period.

                                  SCHEDULE C

                         Memtec Ltd (ACN 002 490 208)

Dated this 18th day of September 1997.

Signed  /s/ Ch'ng Swee Joo
      --------------------

Ch'ng Swee Joo, a delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION

                  CORPORATIONS LAW - SECTION 728 - EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law") the Australian Securities Commission ("Commission") exempts the person named in Schedule A ("applicant") from compliance with the section or sections listed in Schedule B in the case referred to in Schedule C to the extent that the section or sections require the document to be signed by a director of the applicant on condition that:

(a) the document is signed by an agent of the director, authorized in writing, in his or her place; and

(b) an original or verified copy authorisation is lodged with the Commission with the signed document referred to in paragraph (a).


                                  SCHEDULE A

USFC Acquisition Inc (a company incorporated in the State of Delaware in the United States of America)


                                  SCHEDULE B

s637(1)(a) - Part A Statement
s657(1)(a) - Notice of Variation
s657(2)(a) - Notice of variation - offer period to exceed 6 months


                                  SCHEDULE C

The takeover scheme by USFC Acquisition Inc (a company incorporated in the State of Delaware in the United States of America) in relation to fully paid ordinary shares and American Depositary shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement is registered by the Commission on or about the date of this instrument.

Dated this 18th day of September 1997.

Signed /s/ CH'NG SWEE JOO
------------------------------------------------------------------
Ch'ng Swee Joo, a delegate of the Australian Securities Commission

                        AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 730
                                  DECLARATION

Pursuant to section 730(1) of the Corporation Law ("Law"), the Australian Securities Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A in the case referred to in Schedule B as if sub-paragraph 2(a) in Part A in Section 750 of the Law was modified or varied by inserting "business" before "addressees of all the directors."


                                  SCHEDULE A

                             USFC Acquisition Inc.
(a company incorporated in the State of Delaware in the United States of
                                   America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated this 18th day of September 1997



/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with paragraph 641(1) and clause 4 of Part A in section 750 of the Law in the case referred to in Schedule B (Takeover Scheme) to the extent that those provisions require the Part A statement to disclose any acquisitions or disposals in the target company within 4 months of the day specified in clause 4 of Part A in section 750 of the Law by any persons referred to in Schedule C, in the circumstances referred to in Schedule C.

                                  SCHEDULE A

                             USFC Acquisition Inc.
  (a company incorporated in the State of Delaware in the United States of
                                   America)

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. Any related body corporate of the Offeror and any director or secretary of the Offeror or any related body corporate of the Offeror:

   (a) acting in the capacity of trustee of a superannuation fund established for the benefit of employees of the Offeror or of any of its related bodies corporate, who has acquires or disposes of a relevant interest in shares solely in that capacity without the actual knowledge of the Offeror by reason of a decision made and implemented by a fund manager which is not related to the Offeror and which independently of and without direction from the trustee, the Offeror or any of its related bodies corporate; and

   (b) where the aggregate number of voting shares of the Target in each superannuation fund in which each of the trustees has a relevant interest does not exceed five per cent of the ordinary shares in the Target.

2. Any:

(a)  related bodies corporate of the Offeror:

     (i)     the operations and management of which are conducted outside
             Australia;

     (ii) which are associates of the Offeror by reason only as section 11 of the Law;

     (iii) which are not involved in the planning or progress of the Takeover Scheme; and

     (iv)    which are not investment companies;

(b)  directors and secretaries of such related bodies corporate who are:

     (i)     resident outside Australia;

     (ii)    not involved in the planning or progress of the Takeover
             Scheme; and

     (iii)   associates of the Offeror by reason only of section 11 of the Law;

     who has or commences to have or ceases to have a relevant interest in shares, where the Offeror does not have actual knowledge of the interest, acquisition or disposal, and where the aggregate of the relevant interests in voting shares of the Target acquired, disposed of or held, which are not disclosed in the Part A Statement registered by the Commission, does not exceed five per cent of ordinary shares in the Target.


Dated this 18th day of September 1997

/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 730
                                  DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A (offeror) in the case referred to in Schedule B as if subsections 650(3) and 650(3A) were deleted.


                                  SCHEDULE A

                             USFC Acquisition Inc.
           (a company incorporated in the State of Delaware in the
                           United States of America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated this 18th day of September 1997

/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with section 686 of the Law in the case referred to in Schedule B (takeover offer), to the extent that section 686 prohibits a disposal of shares by the offeror constituted by the withdrawal by a person to whom the takeover offer is made of that person's acceptance of the takeover offer.


                                  SCHEDULE A

                             USFC Acquisition Inc.
           (a company incorporated in the State of Delaware in the
                           United States of America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated this 18th day of September 1997

/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       Australian Securities Commission
                  Corporations Law - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law (Law), the Australian Securities Commission (Commission) exempts the person named in Schedule A from compliance with sections 634 and 636 of the Law on the condition set out in Schedule C, to the extent sections 634 and 636 would require the making of offers only to registered holders of shares.


                                  SCHEDULE A

     USFC Acquisition Inc (a company incorporated in the State of Delaware in the United States of America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares (ADS's) representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


                                  SCHEDULE C

The only other offers made are to holders of ADS's, to acquire ADS's on the same terms as the offer to holders of fully paid ordinary shares.


Dated this 18th day of September 1997

/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 730
                                  DECLARATION

Pursuant to section 730(l) of the Corporations Law ("Law"), the Australian Securities Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A in the case referred to in Schedule B as if sub-paragraph 637(1)(b) was modified or varied by inserting after the words "particulars referred to in subsection 638(4)" the words "or any other date or information required to be contained in the offer under the Securities Exchange Act 1934(USA) which is unknown as at the date of the Part A statement".

                                  SCHEDULE A

                             USFC Acquisition Inc.
   (a company incorporated in the State of Delaware in the United States of
                                   America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated this 18th day of September 1997

/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       AUSTRALIAN SECURITIES COMMISSION
                               CORPORATIONS LAW
                                  SECTION 728
                                   EXEMPTION

Pursuant to section 728 of the Corporation Law ("Law"), the Australian Securities Commission ("Commission") hereby exempts the person named in Schedule A (offeror) form compliance with section 636 and 638(7) of the Law in the case referred to in Schedule B (takeover offer), to the extent necessary to permit the offeror to withhold amounts from consideration payable under the takeover offer, if and to the extent required by, and in accordance with, applicable United States of America federal backup withholding tax legislation.


                                  SCHEDULE A

                             USFC Acquisition Inc.
   (a company incorporated in the State of Delaware in the United States of
                                   America)


                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in Memtec Ltd (ACN 002 490 208) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.




Dated this 18th day of September 1997


/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

                       Australian Securities Commission
                 Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporation Law (Law), the Australian Securities Commission (Commission) declares that Chapter 6 of the Law applies:

1. in relation to the person named in Schedule A in the case referred to in Schedule B as if section 644(1) were modified by deleting the words "the day immediately before"; and

2. in relation to the person named in Schedule C in the case referred to in Schedule D as if section 647(1) were modified by deleting from each of paragraphs (a) and (b) the number "14" and substituting "15".

                                  SCHEDULE A

USFC Acquisition Inc. (a company incorporated in the State of Delaware in the
                      United States of America ("Offeror")

                                  SCHEDULE B

The service by the Offeror on the target company of a Part A statement, a copy of which has been registered by the Commission

                                  SCHEDULE C

                         Memtec Ltd (ACN 002 490 208)

                                  SCHEDULE D

The provision of the Part B statement by the target company to the Offeror and copies of that statement to each person to whom an offer to which the Part A statement referred to in Schedule B relates was made.


/s/ CH'NG SWEE JOO
--------------------------------------------------
Signed by Ch'ng Swee Joo
a Delegate of the Australian Securities Commission

Part A statement: USFC Acquisition Inc. Offers for Memtec Ltd            Page 24
--------------------------------------------------------------------------------

                                  APPENDIX C

                        Company Announcement to the ASX
                 Regarding Removal of Company ADSs from NASDAQ

                        [LETTERHEAD OF MEMTEC LIMITED]


10 September 1997

Australian Stock Exchange Limited
Company Announcements Office
10th Floor
20 Bond Street
Sydney NSW 200

By Fax:   1300 300 021


Dear Sir

Memtec Limited: New York Stock Exchange Listing

Attached is a press release relating to listing on the New York Stock Exchange for release to the market.


Yours faithfully

/s/ Robert C. Postema

Robert C. Postema
Corporate Secretary

                        [LETTERHEAD OF MEMTEC LIMITED]


                                 Press Release


Sydney, Australia September 10, 1997/New York, USA September 10, 1997

                        New York Stock Exchange Listing

Memtec Limited announced today that it has been approved for listing on New York Stock Exchange. Accordingly, Memtech intends to cease trading on the Nasdaq Stock Market at the close of business on September 22, 1997 (US time) and to commence trading on the New York Stock Exchange at the opening of business on September 23, 1997 (US time).

Memtec Limited, NASDAQ:MMTCY, is a global science based purification and separation business with operations in the United States, Europe and Asia Pacific. It sells products to selected major purification markets under the Divisional trade name Memcor, Filterite, Fluid Dynamics and Seitz. Internet address: www.memtec.com


Gaynor Brown,                 Barbara Smith                Alison Cruddace
Investor Relations Manager
Memtec Limited                Memtec America Corporation   Memtec Europe Limited
1 Memtec Parkway              9690 Deereco Road            Haarlem Mill, Derby Road
Windsor NSW 2756 Australia    Timonium MD 21093 USA        Wirksworth, Derbyshire, UK
Tel:  +61 45 77 0963          Tel:  +1 410 560 3022        Tel:  +441 629 826 258
Fax:  +61 45 77 6315          Fax:  +1 410 560 0949        Fax:  +441 629 825 017